SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [  ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            ICG COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
         [X]  No fee required.
         [ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and
             0-11.

               1) Title of each class of securities to which transaction applies:

               2)   Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               4)   Proposed maximum aggregate value of transaction:

               5)   Total fee paid:

         [  ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)  Amount Previously Paid:

              2)  Form, Schedule or Registration Statement No.:

              3)  Filing Party:

              4)  Date Filed:

                            ICG COMMUNICATIONS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of ICG Communications, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), will be held on Tuesday, June 17, 1997 at 9:00 a.m., local time, at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado to consider and act upon the following:

     1. The election of two directors to serve until the 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1997; and

     3. The transaction of such other business as may properly come before the Meeting and at any adjournments thereof.

     Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on May 12, 1997, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

     Stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy card and mail it promptly in the enclosed envelope to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have sent in their proxies.


                                        By Order of the Board of Directors

                                        /s/ J. Shelby Bryan

                                        J. Shelby Bryan
                                        President and Chief Executive Officer




May 16, 1997

                                    IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------



                            ICG COMMUNICATIONS, INC.


                                 PROXY STATEMENT
                       1997 Annual Meeting of Stockholders
                                  June 17, 1997

                                     GENERAL

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), to be voted at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, on June 17, 1997, at 9:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

           The principal executive offices of the Company are located at 9605 East Maroon Circle, Englewood, Colorado 80112. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is May 16, 1997.

                       VOTING SECURITIES AND VOTE REQUIRED

           Stockholders of record as of the close of business on May 12, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were 31,804,671 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. There was no other class of voting securities of the Company outstanding on such date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The election of directors of the Company requires the affirmative vote of a majority of the outstanding shares of Common Stock voting at the Meeting or at any adjournment or adjournments thereof.

      Under the rules promulgated by the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or both of the nominees for directors. Votes withheld in connection with the election of one or both of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business at the Meeting. If no direction is indicated, the proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc., a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

                                VOTING OF PROXIES

           A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) FOR the election of the two directors, (ii) FOR ratification of the appointment of the Company's auditors and (iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.


-----------------------------------------------------------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS, NOMINEES AND OFFICERS
------------------------------------------------------------------------------------------------------------------------------------



      The following table sets forth, as of April 30, 1997, the number of shares of Common Stock owned by all executive officers, directors and nominees of the Company individually and all directors and executive officers as a group, and each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock. The persons named in the table below have sole voting and investment power with respect to all of the shares of Common Stock owned by them, unless otherwise noted.

Name and Address of Beneficial Owner                                           Amount/Nature of            Percent(1)
                                                                             Beneficial Ownership
Montgomery Asset Management, L.P........................................                 3,148,328             9.9%
      101 California Street
      San Francisco, CA 94111
Franklin Advisers, Inc..................................................              2,436,500(2)             7.7%
      777 Mariners Island Boulevard
      San Mateo, CA 94404
LGT Asset Management, Inc...............................................              2,055,100(3)             6.5%
      50 California Street
      San Francisco, CA 94111
William W. Becker.......................................................              1,837,198(4)             5.7%
      West Bay Road
      Georgetown, Cayman Island
Denver Investment Advisors LLC..........................................                 1,784,700             5.6%
      1225 17th Street, 26th Floor
      Denver, CO 80202
Ardsley Advisory Partners...............................................              1,630,000(5)             5.1%
      646 Steamboat Road
      Greenwich, CT 06836
Peter Wightman..........................................................              1,592,200(6)             5.0%
      19 Vectis Court
      Southampton, U.K. S01 7LY
William J. Laggett......................................................                 60,297(7)                *
      Chairman of the Board of Directors
J. Shelby Bryan.........................................................              1,680,105(8)             5.0%
      President, Chief Executive Officer and Director
Douglas I. Falk.........................................................                       475                *
      Executive Vice President-Satellite
James D. Grenfell.......................................................                 12,500(7)                *
      Executive Vice President, Chief Financial Officer and Treasurer
Mark S. Helwege.........................................................                  2,886(9)                *
      Executive Vice President-Network
                                      -2-

Name and Address of Beneficial Owner                                           Amount/Nature of            Percent(1)
                                                                             Beneficial Ownership

Marc E. Maassen.........................................................                33,862(10)                *
      Executive Vice President
William J. Maxwell......................................................               242,501(11)                *
      Executive Vice-President-Telecom
Harry R. Herbst.........................................................                 35,934(7)                *
      Director
Stan McLelland..........................................................                14,400(12)                *
      Director
Jay E. Ricks............................................................                92,180(13)                *
      Director
Leontis Teryazos........................................................                 55,000(7)                *
      Director
Kathryn Proffitt Haycock................................................                         0                *
      Nominee for Director
All executive officers and directors as a group (11 persons)............             2,230,140(14)             6.6%

---------------------

*      Less than one percent of the outstanding shares of Common Stock.

(1) Based on 31,804,671 issued and outstanding shares of Common Stock on April 30, 1997, plus shares of Common Stock which may be acquired by the person or group indicated pursuant to any options and warrants exercisable, or pursuant to any shares vesting under the Company's 401(k) Plan, within 60 days.

(2) Franklin Advisers, Inc. has reported on Schedule 13G that its parent holding company, Franklin Resources, Inc. ("FRI"), and Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of FRI, beneficially own the shares of Common Stock reflected in this table.

(3)  LGT  Asset  Management,   Inc.  has  reported  on  Schedule  13G  that  its
     subsidiaries, Chancellor LGT Asset Management, Inc. ("CLAMI") and Chancellor LGT Trust Company ("CLTC"), beneficially own the shares of Common Stock reflected in this table and that CLAMI and CLTC have sole power to vote or direct the vote, and sole power to dispose or direct the disposition of, all of such shares.

(4) Includes 1,404,078 shares of Common Stock and options to purchase 433,120 shares of Common Stock held directly by William W. Becker.

(5) Ardsley Advisory Partners ("Ardsley") has reported on Schedule 13G that its managing partner, Philip J. Hempleman, beneficially owns the shares of Common Stock reflected in this table and that Ardsley and Mr. Hempleman may be deemed to have the shared power to vote or direct the vote, and the shared power to dispose or direct the disposition of, all of such shares.

(6) Includes 1,300,000 shares of Common Stock held by Martin Holdings Ltd. of which Peter Wightman is chairman and sole shareholder, and 292,200 shares of Common Stock held by Hartford Holdings, Inc. Ltd., of which Mr. Wightman is also chairman and sole shareholder.

(7) Represents shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

(8) Includes 15,000 shares of Common Stock held by Mr. Bryan, 2,000 shares of Common Stock held in Mr. Bryan's spouse's name for which Mr. Bryan disclaims beneficial ownership, 605 shares of Common Stock held by a 401(k) Plan in Mr. Bryan's name and 1,662,500 shares of Common Stock which may be acquired pursuant to the exercise of outstanding options.

(9)  Represents shares of Common Stock held by a 401(k) Plan.

                                      -3-

(10) Includes 2,862 shares of Common Stock held by a 401(k) Plan in Mr. Maassen's name and 31,000 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

(11) Includes 17,000 shares of Common Stock held jointly with Mr. Maxwell's spouse, 3,800 shares of Common Stock held in Mr. Maxwell's spouse's name for which Mr. Maxwell disclaims beneficial ownership, 5,951 shares of Common Stock held by a 401(k) Plan in Mr. Maxwell's name, and 215,750 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

(12) Includes 4,400 shares of Common Stock held directly by Mr. McLelland and 10,000 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

(13) Includes 2,000 shares of Common Stock held directly by Mr. Ricks and 90,180 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

(14) As a group,  executive  officers and Directors  beneficially  own 2,173,161
     shares  of  Common  Stock   through   stock  options  which  are  presently
     exercisable or which will become exercisable within 60 days.



--------------------------------------------------------------------------------
                                   PROPOSAL I
--------------------------------------------------------------------------------

                              ELECTION OF DIRECTORS

           A total of two directors (Class I Directors) are to be elected at the Meeting by the holders of the Common Stock to serve until the 2000 Annual Meeting of Stockholders and until their successors have been elected and qualified or until their death, resignation or removal. Presently, the two Class I Directors are Harry R. Herbst and Jay E. Ricks and their terms expire at the Meeting. Mr. Ricks has notified the Board of Directors that he will retire from his position as a Director effective the date of the Meeting and will not stand for reelection. The Board of Directors recommends the election as Directors of the nominees listed below. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

           The terms of the two Class II Directors, Stan McLelland and Leontis Teryazos, expire at the 1998 Annual Meeting of Stockholders. The terms of the two Class III Directors, J. Shelby Bryan and William J. Laggett, expire at the 1999 Annual Meeting of Stockholders.

           There were 12 meetings of the Board of Directors of the Company (and its predecessor, ICG Holdings (Canada), Inc. ("HoldingsCCanada")), three meetings of the Stock Option Committee, five meetings of the Audit Committee and two meetings of the Compensation Committee of the Board of Directors of the Company and its predecessor held during the fiscal year ended September 30, 1996 and the three months ended December 31, 1996. All directors attended 75% or more of the meetings of the Board and the committees on which they served.

           The Company compensates its non-employee directors $2,500 for each directors meeting or committee meeting attended (or $500 for each committee meeting that is held on the same date as a directors meeting) and $250 for each telephonic directors or committee meeting, plus reimbursement of expenses. In addition, the Chairman of the Board of Directors receives an annual fee of $80,000 payable in quarterly installments. In fiscal 1996, all non-employee directors of the Company were granted options to purchase 20,000 shares of Common Stock under the Company's 1996 Stock Option Plan and, during the three months ended December 31, 1996, all non-employee directors of the Company were granted options to purchase 5,000 shares of Common Stock under such Plan. On January 1, 1997, all non-employee directors of the Company were granted options to purchase 20,000 shares of Common Stock under the Company's 1996 Stock Option Plan, which will vest as to 5,000 shares at the end of each fiscal quarter. All non-employee directors may elect to receive stock options in lieu of cash compensation.

The following table sets forth the names of the nominees, their ages and their current positions with the Company:

                   Class I Directors (to serve until the 2000
                         Annual Meeting of Stockholders)
Name                                                  Age                                       Title

Kathryn Proffitt Haycock                               46                                Nominee for Director

Harry R. Herbst(1)                                     45                                      Director

--------------------

(1)       Member of Audit Committee and Stock Option Committee.

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     Kathryn Proffitt Haycock has been Chairman of the Board, President and Chief Executive Officer since 1983 of KLP, Inc. d/b/a Call-America, a long distance telecommunications service provider which she founded. In addition, Ms. Haycock is Vice Chairman of the Competitive Telecommunications Association (CompTel), which represents telecommunications service providers and their suppliers.

     Harry R. Herbst has been a director of the Company since August 1996 and a director of HoldingsCCanada since October 1995. Mr. Herbst has been Vice President of Finance and Strategic Planning of Gulf Canada Resources Ltd. since November 1995 and was Vice President and Treasurer from January 1995 to November 1995. Previously, Mr. Herbst was Vice President of Taxation for Torch Energy Advisors Inc. from 1991 to 1994, and tax manager for Apache Corp. from 1987 to 1990. Mr. Herbst is a Certified Public Accountant and was formerly employed by Coopers & Lybrand.

Other Directors and Executive Officers

      Set forth below are the names,  ages and positions of the other  directors and executive officers of the Company:
                Name                                     Age                           Position
William J. Laggett(2)(3)(4)(5)(6)...............          67          Chairman of the Board of Directors
J. Shelby Bryan(2)(3)(4)(5).....................          51          President, Chief Executive Officer and Director
Douglas I. Falk.................................          47          Executive Vice President Satellite and President of ICG
                                                                      Satellite Services, Inc.
James D. Grenfell...............................          45          Executive Vice President, Chief Financial Officer
                                                                          and Treasurer
Mark S. Helwege.................................          46          Executive Vice President-Network and President
                                                                          of FOTI
Marc E. Maassen.................................          46          Executive Vice President
William J. Maxwell..............................          55          Executive Vice President-Telecom and President
                                                                          of ICG Telecom Group, Inc.
Stan McLelland(1)(4)(6).........................          51          Director
Leontis Teryazos(1)(6)..........................          54          Director
--------------------

(1)   Term expires at annual meeting of stockholders in 1998.
(2)   Term expires at annual meeting of stockholders in 1999.
(3)   Member of Audit Committee.
(4)   Member of Compensation Committee.
(5)   Member of Executive Committee.
                                      -6-

(6)   Member of Stock Option Committee.


     William J. Laggett has been Chairman of the Board of Directors of the Company since August 1996, Chairman of the Board of Directors of HoldingsCCanada since June 1995 and a director of HoldingsCCanada since January 1995. Mr. Laggett was the President of Centel Cellular Company from 1988 until his retirement in 1992. From 1970 to 1988, Mr. Laggett held a variety of management positions with Centel Corporation, including Group Vice President-Products Group, President-Centel Services, and Senior Vice President-Centel Corporation. Prior to joining Centel, Mr. Laggett worked for New York Telephone Company.

     J. Shelby Bryan has been a director of the Company since April 1996 and was appointed President and Chief Executive Officer of the Company in August 1996. Mr. Bryan has also been President, Chief Executive Officer and a director of HoldingsCCanada since May 1995. Mr. Bryan has 17 years of experience in the telecommunications industry, primarily in the cellular business. He co-founded Millicom International Cellular S.A. ("Millicom"), a publicly owned corporation providing cellular service worldwide, served as its President and Chief Executive Officer between 1985 and 1994 and has served as a director through the present.

     Douglas I. Falk has been President of ICG Satellite Services, Inc. since August 1996 and Executive Vice PresidentCSatellite of the Company since October 1996. Prior to joining the Company, Mr. Falk held several positions in the cruise line industry, including President of Norwegian Cruise Line, Senior Vice PresidentCMarketing and Sales with Holland America Lines/Westours and Executive Vice President of Royal Viking Line. Prior to his work in the cruise line industry, Mr. Falk held executive positions with MTI Vacations, Brown and Williamson Tobacco, Pepsico International, Glendenning Associates and The Proctor and Gamble Company.

     James D. Grenfell joined the Company as Executive Vice President, Chief Financial Officer and Treasurer in November 1995. Previously, Mr. Grenfell served as Director of Financial Planning for BellSouth Corporation and Vice President and Assistant Treasurer of BellSouth Capital Funding. A Chartered Financial Analyst, Mr. Grenfell has been a financial executive in the telecommunications industry for over 15 years. He had been with BellSouth from 1985 through November 1995, serving previously as Finance Manager of Mergers and Acquisitions. He handled BellSouth's financing strategies, including capital market financings as well as public debt and banking relationships. Prior to BellSouth, Mr. Grenfell spent two years as a project manager with Utility Financial Services and six years with GTE of the South, a subsidiary of GTE Corporation, including four years as Assistant Treasurer.

     Mark S. Helwege has been Executive Vice President-Network of the Company and President of Fiber Optic Technologies, Inc. ("FOTI") since August 1996. Prior to joining the Company, Mr. Helwege was Director of Service Marketing Support for Technology Service Solutions. From 1986 to 1995, Mr. Helwege held various senior management roles, including Vice President of Sales, and President and Chief Executive Officer, with Intelogic Trace. Mr. Helwege also has held various management positions with the Computer Services Division of General Electric, General Datacomm Industries and Western Union Telegraph Company.

     Marc E. Maassen has been Executive Vice President of the Company since August 1996. Prior to this position, Mr. Maassen was Executive Vice President-Network of the Company beginning in October 1995 and President of FOTI in April 1995. Mr. Maassen joined the Company in 1991 as Vice President of Sales and Marketing. Prior to joining the Company, Mr. Maassen held senior sales management positions at TelWatch, Inc., an integrated network management software company. Mr. Maassen previously worked for First Interstate as Director of Telecommunications and for AT&T Information Systems as an account executive and U S West as a major accounts manager.

     William J. Maxwell has been Executive Vice President-Telecom of the Company since October 1995, and President of ICG Telecom Group, Inc. since December 1992. Prior to joining the Company, Mr. Maxwell was the senior marketing executive of WilTel Inc., a full service telecommunications company. Mr. Maxwell, who has over 25 years of general management and financial experience, also served as President and Chief Executive Officer of MidAmerican Communications Corporation in Omaha, Nebraska from 1987 to 1991.

     Stan McLelland has been a director of the Company since October 1996 and is Executive Vice President and General Counsel of Valero Energy Corporation in San Antonio, Texas. Mr. McLelland also served on the Board of Directors of Valero Natural Gas Partners, L.P., a publicly owned limited partnership traded on the New York Stock Exchange, from 1987 to 1994. Mr. McLelland was previously associated with the law firm of Baker & Botts in Houston, Texas and in the private practice of law in Austin specializing in oil and gas litigation.

     Leontis Teryazos has been a director of the Company since August 1996 and a director of Holdings-Canada since June 1995. Mr. Teryazos, a Canadian resident, has headed Letmic Management Inc., a financial consulting firm, since 1993, and Letmic Management Reg'd., a real estate development and management company, since 1985.

     There are no family relationships between any present director or officer or nominee for director and any other present director or officer or nominee for director.

     There  are  currently  four  committees  of the Board of  Directors  of the
Company: Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The Executive Committee provides Board oversight for the operations of the Company between Board meetings. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, reviews certain filings with the Securities and Exchange Commission and reviews the adequacy of internal controls. The Compensation Committee determines compensation for most executives and reviews transactions, if any, with affiliates. The Stock Option Committee determines stock option awards.

                         COMPENSATION AND OTHER BENEFITS

Summary Compensation Table

           The following table provides certain summary information concerning compensation paid or accrued by the Company (or its predecessor, HoldingsCCanada) and its subsidiaries to or on behalf of J. Shelby Bryan, President and Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company and one additional officer for whom disclosure would have been required but for the fact that such officer was not serving as an executive officer at December 31, 1996 (the "Named Officers") for the fiscal years ended September 30, 1996, 1995, and 1994. Due to the Company's change during 1996 in fiscal year end from September 30 to December 31, additional amounts are shown below, in the Option/SAR Grants Table and in the Aggregated Option Exercises table for the 12 months ended December 31, 1996 and are referred to in such tables as "1996T." The Company has not maintained any long-term incentive plans and the Company has not granted stock appreciation rights.

                                                     Summary Compensation Table


                                                         Annual Compensation                                   Long-Term
                                                                                                               Compensation

Name and Principal Position                         Fiscal Salary                Bonus        Other Annual     Securities
                                                      Year                                    Compensation     Underlying
                                                                                                                Options
----------------------------------------------------------------------------------------------------------------------------
J. Shelby Bryan                                      1996T       $161,178(1)        $     -      $ 91,812(2)              -
   President and Chief Executive                      1996        221,196(1)              -        78,919(3)        450,000
   Officer                                            1995            30,728              -                -      1,550,000
                                                      1994                 -              -                -              -

James D. Grenfell                                    1996T           181,250      71,655(4)       145,360(5)         40,000
   Executive Vice President, Chief                    1996           148,526         46,665       138,435(6)         50,000
   Financial Officer and Treasurer                    1995                 -              -                -              -
                                                      1994                 -              -                -              -

Marc E. Maassen                                      1996T           156,244      43,125(7)        25,244(8)          7,000
   Executive Vice President                           1996           147,092         22,500        25,341(9)         40,000
                                                      1995           131,933         60,000        9,291(10)         15,000
                                                      1994           105,100         23,375        6,290(10)              -

William J. Maxwell                                   1996T           228,750    147,880(11)       29,322(12)         25,000
   Executive Vice President - Telecom                 1996           222,917        117,160       18,632(13)         75,000
   and President of ICG Telecom                       1995           205,475         75,000        8,288(10)         75,000
   Group, Inc.                                        1994           179,850        100,000        9,950(10)              -

Henry R. Carabelli                                   1996T           113,462     91,105(14)       77,637(15)         35,000
   Executive Vice President and                       1996                 -              -                -              -
   Chief Operating Officer of                         1995                 -              -                -              -
   ICG Telecom Group, Inc.                            1994                 -              -                -              -

John D. Field(16)                                    1996T           248,491         50,000       77,520(17)              -
   Former Executive Vice President                    1996           295,000         50,000       27,857(18)         75,000
   and Secretary                                      1995            66,667        110,000        3,000(10)              -
                                                      1994                 -              -                -              -
                                      -9-

--------------------
(1) Consists of amount earned pursuant to the compensation formula in Mr. Bryan's employment agreement.

(2) Consists of $30,236 for car allowance, $49,683 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $11,893.

(3) Consists of $25,991 for car allowance, $43,428 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,500.

(4) Consists of bonus earned during fiscal 1996 ($46,665) and bonus earned during the three months ended December 31, 1996 ($25,000).

(5) Consists of relocation expenses of $121,600, car allowance of $12,067, and Company contributions to 401(k) Defined Contribution Plan in the amount of $11,693.

(6) Consists of relocation expenses in the amount of $117,295, car allowance of $11,640 and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,500.

(7) Consists of bonus earned during fiscal 1996 ($22,500) and bonus earned during the three months ended December 31, 1996 ($20,625).

(8) Consists of $18,072 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $7,172.

(9) Consists of $16,428 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $8,913.

(10) Consists of Company contributions to 401(k) Defined Contribution Plan.

(11) Consists of bonus earned during fiscal 1996 ($117,160) and bonus earned during the three months ended December 31, 1996 ($30,720).

(12) Consists of $11,300 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $18,022.

(13) Consists of $9,200 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,432.

(14) Consists of bonus earned during fiscal 1996 ($47,625), bonus earned during the three months ended December 31, 1996 ($18,480) and hiring bonus ($25,000).

(15) Consists of relocation expenses of $65,973, car allowance of $2,932, and Company contributions to 401(k) Defined Contribution Plan in the amount of $8,732.

(16) Mr. Field is the former Executive Vice President and Secretary of the Company, Holdings-Canada and Holdings, whose employment terminated in November 1996.

(17) Consists of $14,515 for car allowance, Company contributions to 401(k) Defined Contribution Plan in the amount of $14,280 and payments of $48,725 pursuant to an agreement between Mr. Field and the Company in connection with the termination of his employment.

(18) Consists of $15,586 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $12,271.

Option/SAR Grants Table

     The following table provides information on option grants during the fiscal year ended September 30, 1996 and during the 12 months ended December 31, 1996 to the Named Officers:

                                            Individual Grants                                       Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                                                                                          Price Appreciation
                                                                                                           for Option Term
------------------------------------------------------------------------------------------------------------------------------------
                 Name           Fiscal       Number of    Percent of     Exercise     Expiration         5%              10%
                                   Year     Securities      Total         Price          Date
                                            Underlying     Options
                                              Options     Granted to
                                              Granted    Employees in
                                                             Year
        J. Shelby Bryan           1996T                -            -              -       -                    -         -
                                  1996           450,000         33.9         $10.00  11/13/2005       $2,830,500        $7,173,000
        James D. Grenfell         1996T           40,000          7.8      19.125(1)  10/22/2006          481,104         1,219,213
                                  1996            50,000          3.8          10.00  11/13/2005          314,500           797,000
        Marc E. Maassen           1996T            7,000          1.4      19.125(1)  10/22/2006           84,193           213,362
                                  1996            40,000          3.0          10.00  11/13/2005          251,600           637,600
        William J. Maxwell        1996T           25,000          4.9      19.125(1)  10/22/2006          300,690           762,008
                                  1996            75,000          5.7          10.00  11/13/2005          471,750         1,195,500
        Henry R. Carabelli        1996T           15,000          2.9      19.125(1)  10/22/2006          180,414           457,205
                                  1996T           20,000          3.9      15.875(1)  03/07/2006          199,674           506,013
                                  1996            20,000          1.5      15.875(1)  03/07/2006          199,674           506,013
        John D. Field             1996T                -            -              -       -                    -                 -
                                  1996         75,000(2)          5.7          10.00  11/13/2005          471,750         1,195,500
--------------------

(1) In order to continue to provide non-cash incentives and retain key employees, all employee stock options outstanding on April 16, 1997 with exercise prices at or in excess of $15.875 were repriced by the Stock
     Option Committee of the Company's Board of Directors to $10.375, the closing price of the Company's Common Stock on April 16, 1997.

(2) 46,250 options have been canceled as a result of Mr. Field's resignation on November 5, 1996.


Aggregated Option Exercises in Last Year and Year End Option Values

         The following table provides information on options exercised during the fiscal year ended September 30, 1996 and during the 12 months ended December 31, 1996 by the Named Officers and the value of such officers' unexercised options at September 30, 1996 and December 31, 1996, respectively.

                                                               Number of Securities Underlying    Value of Unexercised In-the-Money
                                                                    Unexercised Options at                   Options at
                                                                        end of period                     end of period (1)
                                                                        -------------                     -----------------
Name                     Fiscal      Number of     Value        Exercisable      Unexercisable     Exercisable      Unexercisable
----                                               ------       -----------      -------------     -----------      -------------
                           Year   Shares Acquired Realized
                                    on Exercise
J. Shelby Bryan           1996T          -         $   -             1,662,500           337,500      $15,873,438         $2,573,438
                           1996          -             -             1,220,000           780,000       15,936,250          9,260,625
James D. Grenfell         1996T          -             -                12,500            77,500           95,313            575,938
                           1996          -             -                     0            50,000                0            550,000
Marc E. Maassen           1996T        11,000       246,174             31,000            51,000          181,606            349,730
                           1996        11,000       246,174             16,500            58,500          140,408            591,717
William J. Maxwell        1996T          -             -               215,750           159,250        1,912,216          1,005,308
                           1996          -             -               174,500           175,500        2,252,517          1,653,968
Henry R. Carabelli        1996T          -             -                     0            35,000                0            253,750
                           1996          -             -                     0            20,000                0            212,500
John D. Field             1996T          -             -                18,750            10,000          142,969             76,250
                           1996          -             -                     0            28,750                0            316,250

--------------------

(1) Based on the closing sale price of $21.00 and $17.625 per share of Common Stock on September 30, 1996 and December 31, 1996, respectively, on the American Stock Exchange.

(2) Options granted prior to fiscal 1994 contained exercise prices stated in Canadian dollars; value listed is based on exchange rates of 1.3615 and
     1.3705 which were the exchange rates on September 30, 1996 and December 31, 1996, respectively.

Executive Employment Agreements

     The Company has employment agreements with Messrs. J. Shelby Bryan, Douglas
I. Falk, James D. Grenfell, Mark S. Helwege and William J. Maxwell.

     The Company's employment agreement with Mr. Bryan, as amended, provides for an initial term of two years, which commenced May 30, 1995 and which may be continued for an additional two-year term at the option of Mr. Bryan. In March 1997, Mr. Bryan indicated in writing his intent to extend the employment term for the additional two years. As compensation, the Company will pay Mr. Bryan a salary equal to the sum of one percent of the monthly increase in Company revenue and three percent of the monthly increase in EBITDA. If Mr. Bryan's salary exceeds $1,500,000 in any fiscal year, the Company may elect to pay such excess in unregistered Common Stock. Mr. Bryan is entitled to benefits as are generally provided to executive officers of the Company, including options under stock option plans, a leased automobile, private club membership fees and reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The employment agreement may be terminated by the Company with or without cause or after a disability continuing for a six-month consecutive period, or by Mr. Bryan for cause, including breach of the agreement or reduction in status or responsibilities, change of control or on 90 days notice to the Company. If the employment agreement is terminated by the Company for any reason other than for cause or by Mr. Bryan for cause or change in control, the Company is obligated to pay Mr. Bryan a lump sum of $2.5 million and to continue benefits for a period equal to the greater of the remainder of the employment term or eighteen months. After termination of the employment agreement, Mr. Bryan is subject to a confidentiality covenant and a one-year non-competition commitment.

     The Company's employment agreement with Mr. Falk, dated August 14, 1996, has an initial one-year term commencing August 26, 1996 and continues from month to month thereafter until either party provides 30 days notice of termination. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. Mr. Falk also receives stock options under the Company's stock option plans. If the Company terminates the employment agreement without cause or if the Company or Mr. Falk terminates the employment agreement upon the occurrence of a major transaction involving the Company, then Mr. Falk will receive his salary and insurance benefits for a period of 12 months following the date of termination. Mr. Falk is subject to a confidentiality covenant and to a one-year non-competition commitment following the termination of his employment.

     The Company's employment agreement with Mr. Grenfell provides for an initial two-year term which commenced November 1, 1995. Upon completion of the first 12 months of the initial term, the agreement automatically renews from month-to-month such that 12 months remain in the term. The agreement may be terminated upon 30 days written notice from either party or by the Company if Mr. Grenfell is unable to perform his duties for 140 days in any 180-day period due to illness or incapacity. Mr. Grenfell is entitled to such other benefits as are generally provided to executive officers of the Company, including options under the Company's stock option plans, use of a company car and reimbursement or direct payment of reasonable out-of-pocket expenses incurred on behalf of the Company. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. If the employment agreement is terminated without cause by the Company or by either party upon the occurrence of a change of control involving the Company, Mr. Grenfell will receive a termination fee equal to his current monthly salary times the number of months remaining in the term. Mr. Grenfell is also subject to a ten-year confidentiality covenant and a one-year non-competition commitment.

     The Company's employment agreement with Mr. Helwege, dated July 8, 1996, provides for an initial one-year term commencing August 1, 1996 and renews automatically thereafter until either party provides 30 days notice of termination. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. Mr. Helwege also receives stock options under the Company's stock option plans. The Company may terminate the employment agreement for any reason upon 30 days notice. If the Company terminates the employment agreement without cause or if the Company or Mr. Helwege terminates the employment agreement upon the occurrence of a major transaction involving the Company, then Mr. Helwege will receive his salary and insurance benefits for a period of 12 months following the date of termination. Mr. Helwege is subject to a confidentiality covenant and to a one-year non-competition commitment following the termination of his employment.

     The Company's employment agreement with Mr. Maxwell, dated December 1, 1992, provides for an initial five-year term and thereafter one-year terms until either party provides 30 days notice of termination prior to the end of a term. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. Mr. Maxwell also receives stock options under the Company's stock option plans. If the Company terminates the employment agreement without cause or if the Company or Mr. Maxwell terminates the employment agreement upon the occurrence of a major transaction involving the Company, then Mr. Maxwell shall receive his salary for the lesser of one year or until the expiration of the current employment term. Mr. Maxwell is subject to a confidentiality covenant and to a one-year non-competition commitment following the termination of his employment.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee evaluates compensation levels of senior management and evaluates the various factors affecting compensation of the Company's highest paid officers. The Compensation Committee believes that compensation to the Company's executive officers should be designed to encourage and reward management's efforts to further strengthen the Company's business and to create added value for stockholders. Such a compensation program helps to achieve the Company's business and financial objectives and also provides incentives needed to attract and retain well-qualified executives. The Company operates in a competitive marketplace and needs to attract and retain highly qualified senior management and executive personnel in order to assist the Company in its goals of developing new services and expansion into new businesses and markets where the Company provides services. The Compensation Committee also attributes a substantial portion of each executive officer's compensation to the Company's overall performance as well as to their individual contribution to the Company's success.

     Several of the Company's executive officers have employment agreements with the Company. See "Executive Employment Agreements" for descriptions of these agreements. All senior management, except for J. Shelby Bryan, President and Chief Executive Officer (whose contract controls his compensation), are compensated with a base salary and an incentive bonus. The base salaries are intended to compensate these executives for their ongoing leadership skills and management responsibility. The incentive bonuses are dependent upon individual performance. For purposes of determining the bonuses, the Compensation Committee evaluates the accomplishment of goals set at the start of each fiscal year and compares the Company's performance in each year to the prior year.

     Based on the progress of the Company during fiscal 1996,  Chairman  William
J. Laggett recommended and the Compensation Committee approved bonuses for James
D. Grenfell, Executive Vice President, Chief Financial Officer and Treasurer, Marc E. Maassen, Executive Vice President, William J. Maxwell, Executive Vice President-Telecom and President of ICG Telecom Group, Inc., Henry R. Carabelli, Executive Vice President and Chief Operating Officer of ICG Telecom Group, Inc. and John D. Field, former Executive Vice President and Secretary, of $46,665, $22,500, $117,160, $47,625 and $50,000, respectively. In addition, the
Compensation  Committee  approved  bonuses  for the  three  month  period  ended
December 31, 1996 for Messrs. Grenfell, Maassen, Maxwell and Carabelli of $25,000, $20,625, $30,720 and $18,480, respectively.

     The Stock Option Committee awarded stock options to key employees of the Company, including executive officers, related to their performance in fiscal 1995 and fiscal 1996 and as incentives for continued efforts and success. On November 13, 1995, J. Shelby Bryan, James D. Grenfell, Marc E. Maassen, William
J. Maxwell and John D. Field received options under the 1995 Employee Stock Option Plan to purchase 450,000, 50,000, 40,000, 75,000 and 75,000 shares of
Common Stock, respectively. 46,250 of Mr. Field's options were canceled as a result of his resignation on November 5, 1996. On October 22, 1996, the Stock Option Committee awarded stock options under the 1996 Employee Stock Option Plan to Messrs. Grenfell, Maassen, Maxwell and Carabelli to purchase 40,000, 7,000, 25,000 and 15,000 shares of Common Stock, respectively. The Compensation Committee believes that stock options serve as an important long-term incentive for executive officers by encouraging their continued employment and commitment to the Company's performance. Furthermore, the Compensation Committee believes that stock options are an excellent means to align the interest of the Company's executive officers with those of its stockholders. The number of options granted to executive officers is based on individual performance and responsibility. In addition, the Compensation and Stock Option Committees strive to grant options at a level sufficient to provide a strong incentive for executive officers to work for the long-term success of the business. The Compensation and Stock Option Committees do not consider the number of options currently held by all executive officers in determining individual grants because such consideration could create an incentive to exercise options and sell the underlying Common Stock.

     The Compensation Committee has reviewed the compensation of the Company's executive officers and has concluded that their compensation was reasonable in view of the Company's performance and the contribution of those officers to that performance. The Compensation Committee observed that revenue increased $57.5 million, approximately 52%, in fiscal 1996 compared to fiscal 1995. The Company's networks have grown from approximately 627 operational fiber route miles at the end of fiscal 1995 to approximately 2,143 operational fiber route miles at the end of fiscal 1996. Moreover, in fiscal 1996 management identified the opportunity to pursue strategic alliances with utility companies to take advantage of their existing fiber optic infrastructures and customer relationships, and has established relationships with several utilities which the Company believes will give it the opportunity to license or lease fiber optic facilities on a long-term basis in a more timely, cost effective manner than by constructing facilities. The Company also raised net proceeds of $433.0 million from the issuance of notes payable and preferred stock during fiscal 1996. These accomplishments exceeded the Company's objectives for fiscal 1996. The Compensation Committee believes that the Company appropriately awarded its executive officers for their short- and long-term efforts.

     The Compensation Committee is continually evaluating compensation of the Company's executive officers. To develop suitable compensation packages for its executive officers, the Compensation Committee will assess compensation reports for comparable companies and for the telecommunications industry. The Compensation Committee believes that maintaining suitable executive compensation programs is necessary to support the future development of the Company and growth in stockholder value.

                                                  William J. Laggett
                                                  J. Shelby Bryan
                                                  Stan McLelland
                                                  Jay E. Ricks
                                                  (Members of the Compensation
                                                  Committee)

Comparison of Total Stockholder Return

   The Company is required to include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the AMEX Market Index and an index of peer companies selected by the Company ("Peer Group"). The graph below sets forth information on shareholder return for the period since IntelCom Group Inc. Common Shares became registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in April 1991, through December 31, 1996. The Company has selected the Russell 2000 index, an index of 7,000 smaller sized public corporations, for purposes of the performance comparison which appears below.




                      October 1,                              September 30,                              December 31,
                                   --------------------------------------------------------------------
                              1991         1992          1993         1994          1995         1996              1996
                    ----------------------------------------------------------------------------------------------------

AMEX                          $100           101          123           122          145           152               178
Russell 2000                   100           107          140           142          172           192               201
Peer group                     100             91         219           144          183           166               209
ICG                            100             87         377           273          253           417               350



--------------------

(1) On April 6, 1991, IntelCom Group Inc. ("IntelCom") became a reporting company under the Exchange Act. IntelCom Common Shares were traded on the Vancouver Stock Exchange ("VSE") exclusively until March 16, 1992, when IntelCom Common Shares also became listed on the American Stock Exchange ("AMEX") Emerging Company Marketplace. On January 4, 1993, IntelCom Common Shares began trading on the AMEX. IntelCom data is included as reported by the VSE from April 1, 1991, and as reported by the AMEX after March 12, 1992, and reflects (i) a one-for-five reverse stock split effective January 13, 1993, and (ii) the conversion of VSE prices from Canadian dollars to U.S. dollars at an exchange rate of $1.1885 per Cdn $ at September 30, 1991. As a result of the Company's reincorporation on August 2, 1996, IntelCom Common Shares ceased trading on the AMEX and ICG Common Stock commenced trading on the AMEX on August 5, 1996. The AMEX Market Index was used for the entire period shown. On March 25, 1997, ICG Common Stock ceased trading on the AMEX and began trading on the Nasdaq National Market System.
                                      -15-

(2) The industry peer group consists of competitive local exchange carriers ("CLECs") with common stock registered under the Exchange Act and trading on a U.S. stock exchange, and includes: Intermedia Communications Inc. and MFS Communications Company, Inc. from the dates of the initial public offerings of their common stock on April 30, 1992 and May 20, 1993, respectively; GST Telecommunications, Inc. from the date its common stock began trading on the AMEX on March 11, 1994; American Communications Services, Inc. from the date its common stock began trading on the NASDAQ Small-Cap Market on March 3, 1995; and Brooks Fiber Properties, Inc., McLeod, Inc. and Teleport Communications Group, Inc. from the dates of the initial public offerings of their common stock on May 3, 1996, June 11, 1996 and June 27, 1996, respectively.


Section 16(a) Beneficial Ownership Reporting Compliance

     The following table lists the current and former directors and officers of the Company and beneficial owners of more than 10% of the outstanding Common Stock (or outstanding common shares of the Company's predecessor, HoldingsCCanada) (each a "Reporting Person") that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended September 30, 1996 and during the three months ended December 31, 1996, the number of late reports, the number of transactions that were not reported on a timely basis and any known failure to file a required form by each Reporting Person:


         Reporting Person               Late Reports      Transactions        Known Failures
                                                          Untimely Reported   to file Forms

         William W. Becker(1)           2 (Forms 4)           14                 3
         Douglas I. Falk                1 (Form 4)             1                 None
         Harry R. Herbst                2 (Forms 4)            2                 None
         William J. Laggett             1 (Form 4)             1                 None
         Marc E. Maassen                1 (Form 4)             1                 None
         Jay E. Ricks                   2 (Forms 4)            2                 None

--------------------

(1)      Former director.

     Except as set forth above, the Company believes that during the fiscal year ended September 30, 1996 and during the three months ended December 31, 1996, its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year and the three months ended December 31, 1996.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     To facilitate the acquisition of certain competitive access networks and satellite services businesses which held common carrier radio licenses subject to foreign ownership restrictions, the common carrier licenses used by the Company's teleports and the wireless competitive access networks are controlled by Teleport Transmission Holdings Inc. ("TTH"), a corporation owned 33% each by directors William Laggett and Jay Ricks, and a former director. TTH's subsidiaries have given 15-year promissory notes to the Company to acquire FCC licenses. As a result of the Company's reincorporation into the United States in August 1996, the Company is in the process of filing the necessary applications with the FCC to have the common carrier licenses transferred back to the Company. In the event that the Company meets the requirements imposed by the FCC, or receives appropriate waivers, and the applications to transfer the licenses to the Company are granted by the FCC, upon completion of the transfer of the licenses, the promissory notes will be canceled and TTH and its subsidiaries will be dissolved. In fiscal 1996 and the three months ended December 31, 1996, the Company paid or accrued $2.4 million and $0.6 million, respectively, to TTH's subsidiaries for common carrier services, and the Company received from TTH's subsidiaries $1.9 million and $0.4 million, respectively, as payments on the promissory notes, management services, equipment leases and technical support. In addition, $1.1 million of the note balances were canceled in fiscal 1996 due to the sale of the licenses in conjunction with the sale of four of the Company's teleports.
     Holdings Canada and International Communications Consulting, Inc. ("ICC") have entered into a three-year consulting agreement whereby ICC will provide various consulting services to the Company through December 1999 in exchange for approximately $4.2 million in consulting fees to be paid during the term of the agreement. During fiscal 1996 and the three months ended December 31, 1996, the Company paid $1.3 million and $0.3 million, respectively, related to this consulting agreement. William W. Becker, a former director of the Company and beneficial owner of 5.9% of the Common Stock, is President and Chief Executive Officer of ICC.

     As part of a resolution and settlement of certain transactions in 1995 between the Company and the Becker Group of Companies (the "Becker Group"), a company founded by William W. Becker, the Company was assigned a note receivable in the amount of $200,000, which had previously been advanced to John D. Field, a former executive officer of the Company, by the Becker Group. The note receivable is evidenced by a promissory note from Mr. Field to the Company payable on demand, which bears interest at a rate of 7% per annum.

     In order to facilitate the relocation of William J. Maxwell, the Company advanced $200,000 to Mr. Maxwell in April 1994 pursuant to a promissory note payable on demand, which bears interest at a rate of 7% per annum.


                                   PROPOSAL II

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors of the Company, on the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as independent auditors of the Company to audit and report on its consolidated financial statements for the fiscal year ended December 31, 1997 and has determined that it would be desirable to request that the stockholders of the Company ratify such appointment.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting and will be available to respond to appropriate questions. Such representatives will also be given an opportunity to make a statement at the Meeting if they so desire.

                                  ANNUAL REPORT

     All stockholders of record as of May 12, 1997 are being sent concurrently with this Proxy Statement a copy of the Company's 1996 Summary Annual Report. The 1996 Summary Annual Report is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof. The Company's consolidated financial statements as of September 30, 1995, September 30, 1996 and December 31, 1996 and for each of the periods ended September 30, 1994, September 30, 1995, September 30, 1996 and December 31, 1996, as well as additional information required to be provided to stockholders pursuant to Rule 14a-3(b) under the Exchange Act, are included in the Appendix to this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices not later than January 16, 1998. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

     All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

     It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ J. Shelby Bryan

                                           J. SHELBY BRYAN
                                           President and Chief Executive Officer

May 16, 1997

                                    APPENDIX



                                    CONTENTS


                                                                            PAGE

Financial Data ....................................................         A-2
Management's  Discussion  and  Analysis of  Financial  Condition
     and Results of Operations.....................................         A-4
Independent Auditors' Report.......................................         A-16
Consolidated Balance Sheets, September 30, 1995 and 1996, and
      December 31, 1996............................................         A-17
Consolidated Statements of Operations, Years Ended September 30,
     1994, 1995 and 1996, and the Three Months Ended December 31,
     1995 (unaudited)and 1996......................................         A-19
Consolidated Statements of Stockholders' Equity (Deficit), Years
     Ended September 30, 1994, 1995 and 1996, and the Three Months
     Ended December 31, 1996.......................................         A-21
Consolidated  Statements of Cash Flows, Years Ended September 30,
     1994, 1995 and 1996, and the Three Months Ended December 31,
     1995 (unaudited)and 1996.......................................        A-23
Notes to  Consolidated  Financial  Statements, September 30, 1995
     and 1996, and December 31, 1996................................        A-26
Market for the Company's Common Equity and Related Stockholder Matters      A-53

                             Selected Financial Data

     The selected historical financial data for each fiscal year in the five-year period ended September 30, 1996 and for the three months ended December 31, 1996 has been derived from the audited Consolidated Financial Statements of the Company. The information set forth below should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Proxy Statement. Results of operations for the three months ended December 31, 1996 are not necessarily indicative of results of operations for a full year or predictive of future periods. The Company's development and expansion activities, including acquisitions, during the periods shown below materially affect the comparability of this data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                                       Three Months
                                                                                                                      Ended December
                                                                Years Ended September 30,                                   31,
                                        --------------------------------------------------------------------------
Statement of Operations Data:              1992           1993           1994            1995            1996               1996
                                        ------------    ----------    ------------    ------------    ------------    --------------
                                                          (in thousands, except per share amounts)
  Revenue:
   Telecom services                       $  1,061         4,803         14,854           32,330           87,681           34,787
    Network services                         4,955        21,006         36,019           58,778           60,116           15,981
    Satellite services (1)                   1,468         3,520          8,121           20,502           21,297            6,188
    Other                                      126           147            118                -                -                -
                                        ------------    ----------    ------------    ------------    ------------    --------------
         Total revenue                       7,610        29,476         59,112          111,610          169,094           56,956

  Operating costs                            5,423        18,961         38,165           78,846          135,253           49,929
  Selling, general and administrative
   expenses                                  3,921        10,702         28,015           62,954           76,725           24,253
  Depreciation and amortization              1,602         3,473          8,198           16,624           30,368            9,825
                                        ------------    ----------    ----------    ------------    ------------      --------------
   Total operating costs and expenses
                                            10,946        33,136         74,378          158,424          242,346           84,007
                                        ------------    ----------    ------------    ------------    ------------    --------------

  Operating loss                            (3,336)       (3,660)       (15,266)         (46,814)         (73,252)         (27,051)
  Interest expense                            (525)       (2,523)        (8,481)         (24,368)         (85,714)         (24,454)
  Minority interests, including
   preferred stock dividends                    21          (302)           435           (1,123)         (25,306)          (4,988)
  Other income (expense), net                   12           324           (556)          (4,343)          (1,513)           6,670
                                        ------------    ----------    ------------    ------------    ------------    --------------

  Loss before income taxes and
   cumulative effect of change in
   accounting                               (3,828)       (6,161)       (23,868)         (76,648)        (185,785)         (49,823)
  Income tax benefit                           174         1,552              -                -            5,131                -
  Cumulative effect of
   change in accounting (2)                      -             -              -                -           (3,453)               -
                                        ------------    ----------    ------------    ------------    ------------    --------------
  Net loss                                $ (3,654)       (4,609)       (23,868)         (76,648)        (184,107)         (49,823)
                                        ============    ==========    ============    ============    ============    ==============
  Loss per share                           $ (0.42)        (0.39)         (1.56)          (3.25)           (6.83)            (1.56)
                                        ============    ==========    ============    ============    ============    ==============
  Weighted average number of shares
   outstanding (3)                           8,737        11,671         15,342           23,604           26,955           31,840
                                        ============    ==========    ============    ============    ============    ==============


 Other Data:
  EBITDA (4)                              $ (1,734)         (187)        (7,068)         (30,190)         (42,884)         (17,226)
  Capital expenditures (5)                 $12,599        20,685         54,921           88,495          175,148           78,238

                                      A-3



                                                                                                                             At
                                                                                                                           December
                                                                                                                             31,
                                                                             At September 30,
                                                  ---------------------------------------------------------------------- -----------
  Balance Sheet Data:                                1992           1993          1994           1995           1996        1996
                                                  ------------  -------------  ------------   ------------   ----------- -----------
                                                                                      (in thousands)

  Working capital (deficit)                          $  (392)        7,990         (8,563)       249,089        446,164      361,601
  Total assets                                        54,417        95,196        201,991        583,553        939,351      944,133
  Notes payable and current portion of long-term
    debt and capital lease obligations                   991         7,657         23,118         27,310          8,282       25,500
  Long-term debt and capital lease obligations,
    less current portion                              15,565        37,116        104,461        405,535        739,827      761,504
  Redeemable preferred stock of Holdings                   -             -              -         14,986        153,318      159,120
  Stockholders' equity (deficit)                      21,826        34,753         39,782         82,535        (19,588)    (66,080)


(1) Revenue from Satellite Services is generated through the Company's satellite (voice and data) operations and, after January 1995, also includes revenue from maritime communications operations. The Company completed the sale of four of its teleports in March, 1996, and has reported results of operations from these assets through December 31, 1995.

(2) During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Accounting Changes." As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995. The Company's results for the year ended September 30, 1996 reflect a charge of $3.5 million relating to the cumulative effect of this change in accounting as of October 1, 1995. The effect of this change in accounting for fiscal year 1996 was not significant. If the new revenue recognition method had been applied retroactively, telecom services revenue would have decreased by $0.3 million, $2.0 million, $0.5 million and $0.7 million for fiscal 1992, 1993, 1994 and 1995, respectively.

(3) Weighted average number of shares outstanding for fiscal years 1992, 1993, 1994 and 1995 represents Holdings-Canada common shares outstanding. Weighted average number of shares outstanding for fiscal 1996 represents Holdings-Canada common shares outstanding for the period October 1, 1995 through August 2, 1996, and represents ICG Common Stock and Holdings-Canada Class A common shares (owned by third parties) outstanding for the period August 5, 1996 through September 30, 1996. Weighted average number of shares outstanding for the three-month period ended December 31, 1996 represents ICG Common Stock and Holdings-Canada Class A common shares (owned by third parties) outstanding for the period October 1, 1996 through December 31, 1996.

(4)  EBITDA  consists of  operating  loss plus  depreciation  and  amortization.
     EBITDA is provided because it is a measure commonly used in the telecommunications industry. EBITDA is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See the Company's Consolidated Financial Statements contained elsewhere in this Proxy Statement.

(5) Capital expenditures include assets acquired under capital leases and through the issuance of debt or warrants.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion includes certain forward-looking statements which are affected by important factors including, but not limited to, dependence on increased traffic on the Company's facilities, the successful implementation of the Company's local dial tone and long distance strategies and actions of competitors and regulatory authorities that could cause actual results to differ materially from the forward-looking statements. The results for the three months ended December 31, 1995 have been derived from the Company's unaudited Consolidated Financial Statements included herein.

Company Overview

     The Company provides Telecom Services, Network Services and Satellite Services. Telecom Services consist primarily of the Company's CLEC operations. The Company is one of the largest providers of competitive local telephone services in the United States, based on estimates of the industry's 1995 revenue. Network Services consist of information technology services and selected networking products, focusing on network design, installation, maintenance and support. Satellite Services consist of maritime and international satellite transmission services and provide private data networks utilizing VSATs. As a leading participant in the rapidly growing competitive local telecommunications industry, the Company has experienced significant growth, with total revenues increasing from $59.1 million for fiscal 1994 to $190.7 million for the 12-month period ended December 31, 1996. The Company's rapid growth is the result of the initial installation, acquisition and subsequent expansion of its fiber optic networks, the acquisition and growth of its network systems integration business and, prior to fiscal 1996, growth in Satellite Services.

     Prior to fiscal 1996, the majority of the Company's revenue had been derived from Network Services. However, the Company's Network Services revenue (as well as Satellite Service revenue) will continue to represent a diminishing percentage of the Company's consolidated revenue as the Company continues to emphasize its Telecom Services. In March 1996, the Company completed the sale of four of its teleports which were used in the Company's Satellite Services operations.

     The Company's operating networks have grown from 323 fiber route miles at the end of fiscal 1994 to 2,385 fiber route miles at December 31, 1996. Telecom Services revenue has increased from $14.9 million for fiscal 1994 to $109.0 million for the 12-month period ended December 31, 1996. The Company has experienced declining access unit prices and increasing price competition which have been more than offset by increasing network usage. The Company expects to continue to experience declining access unit prices and increasing price competition for the foreseeable future.

     The Company expects to continue to experience negative operating margins from the provision of switched access services while its networks are in the development and construction phases, during which the Company relies on ILEC networks to carry a significant portion of its customers' switched traffic. The Company expects to realize improved operating margins from switched services on a given network when (i) increased volumes of traffic are attained and build-out enables such traffic to be carried on the Company's own network instead of ILEC facilities, and (ii) higher margin enhanced services are provided to customers on the Company's network. In addition, the Company believes that the unbundling of ILEC services and the implementation of local telephone number portability, which are mandated by the Telecommunications Act, will reduce the Company's costs of providing switched services and facilitate the marketing of such services. However, the Company's switched access services strategy has not yet been profitable and may not become profitable due to, among other factors, lack of customer demand, competition from other CLECs and downward pricing pressure from the ILECs.

     The Company believes that the provisions of the Telecommunications Act, including the opening of the local telephone services market to competition, the unbundling of ILEC services and the implementation of local telephone number portability, will facilitate the Company's plan to provide a full array of local, long distance and data communications services. In order to fully implement its strategy, the Company must make significant capital expenditures to provide additional switching capacity, network infrastructure and electronic components. The Company must also make significant investments and expenditures to develop, train and manage its marketing and sales personnel. The Company has limited experience providing such services and there can be no assurance that the Company will be successful.

     The continued development, construction and expansion of the Company's business requires significant capital, a large portion of which is expended before any revenue is generated. The Company has experienced, and expects to continue to experience, negative cash flow and significant losses while it expands its operations to provide a wide range of telecommunications services and establishes a sufficient revenue-generating customer base. There can be no assurance that the Company will be able to establish or retain such a customer base. When constructing and relying principally on its own facilities, the Company has experienced a period of up to 18 months from initial design of a network to revenue generation for that network. However, using leased ILEC facilities to provide initial customer service and the Company's new agreements to use utilities' existing fiber, the Company has experienced initial revenue generation within nine months after commencing network design.

Results of Operations

         The following table provides a breakdown of revenue and operating costs for Telecom Services, Network Services and Satellite Services and certain other financial data for the Company for the periods indicated. The table also shows certain revenue, expenses, operating loss and EBITDA as a percentage of the Company's total revenue.

Results of Operations

                                                                        Three Months Ended
                                   Years Ended September 30,               December 31,
                              1994          1995          1996             1995           1996
                            $     %      $        %     $        %      $      %      $        %
                         ______   ___   ______   ___  _______   ___  _______   ___  _______   ___
Revenue:
     Telcom services (1) 14,854    25   32,330    29   87,681    52   13,513    38   34,787    61
     Network services    36,019    61   58,778    53   60,116    36   15,718    45   15,981    28
     Satellite services   8,121    14   20,502    18   21,297    12    6,168    17    6,188    11
     Other                  118     *        -     -        -     -        -     -        -     -
                         _______  ___  _______   ___   ______   ___   ______   ___   ______   ___
Total revenue            59,112   100  111,610   100  169,094   100   35,399   100   56,956   100
Operating costs:
     Telecom services     7,050         21,825         78,705         11,882         34,463
     Network services    26,334         45,928         46,256         11,998         12,287
     Satellite services   4,697         11,093         10,292          3,230          3,179
     Other                   84              -              -              -              -
                         ______   ___  _______   ___  _______   ___   ______   ___   ______   ___
Total operating costs    38,165    65   78,846    71  135,253    80   27,110    77   49,929    88
Selling, general and
  administrative         28,015    47   62,954    56   76,725    45   18,628    53   24,253    43
Depreciation and
  amortization            8,198    14   16,624    15   30,368    18    4,919    14    9,825    17
                         ______   ___  _______   ___  _______   ___  _______   ___  _______   ___
Operating loss          (15,266)  (26) (46,814)  (42) (73,252)  (43) (15,253)  (43) (27,051)  (47)
EBITDA (2)               (7,068)  (12) (30,190)  (27) (42,884)  (25) (10,339)  (29) (17,226)  (30)
----------

(1) During fiscal 1996, the Company changes its methoda of accounting for long-term telecom services contracts to recognize revenue as services are provided. See "-Accounting Changes." The effect of this change in accounting for the periods presented was not significant.

(2)  EBITDA  consists of  operating  loss plus  depreciation  and  amortization.
     EBITDA is provided because it is a measure commonly used in the telecommunications industry. EBITDA is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See the Company's Consolidated Financial Statements contained elsewhere in this Proxy Statement.

Three Months Ended December 31, 1996 Compared to Three Months Ended December 31, 1995
     Revenue. Revenue for the three months ended December 31, 1996 increased $21.6 million, or 61%, from the three months ended December 31, 1995. The increase in total revenue reflects continued growth in Telecom Services, Network Services and Satellite Services, offset slightly by the loss in revenue resulting from the sale of four of the Company's teleports during the second quarter of fiscal 1996. Telecom Services revenue increased 157% to $34.8 million due to an increase in network usage for both special and switched access services, offset in part by a decline in average unit pricing. Switched services revenue increased from $6.0 million (44% of Telecom Services revenue) for the three months ended December 31, 1995, to $23.9 million (69% of Telecom Services revenue) for the three months ended December 31, 1996, of which $7.5 million relates to revenue from Zycom compared to $0.9 million for the three months ended December 31, 1995. Approximately $6.5 million of the increase in Zycom revenue for the three months ended December 31, 1996 as compared to the same period in 1995 relates to changes in the classification of certain operating costs as a result of the Company entering into long-term contracts with its major customers. Network usage as reflected in voice grade equivalents ("VGEs") increased 53% from 488,403 VGEs on December 31, 1995 to 748,528 on December 31, 1996. On December 31, 1996, the Company had 2,069 buildings connected to its networks compared to 1,539 buildings connected on December 31, 1995. Consistent with expectations, Network Services revenue growth has been moderate, increasing from $15.7 million to $16.0 million for the three months ended December 31, 1995 and 1996, respectively, while the Company continues to reposition its systems and operations to improve operating results. Satellite Services revenue remained relatively stable between the three-month periods ended December 31, 1995 and 1996 as a result of the offsetting effects of increased maritime minutes of use from cruise ships and no revenue in the three months ended December 31, 1996 from the four teleports sold in March 1996. On a pro forma basis to reflect the sale of the teleports, the Company's Satellite Services revenue for the three months ended December 31, 1995 and 1996 was $3.7 million and $6.2 million, respectively.

     Operating costs. Total operating costs for the three months ended December 31, 1996 increased $22.8 million, or 84%, from the same period in 1995. Telecom Services operating costs increased from $11.9 million, or 88%, of Telecom Services revenue for the three months ended December 31, 1995, to $34.5 million, or 99%, of Telecom Services revenue for the three months ended December 31, 1996. Telecom Services operating costs consist of payments to ILECs for the use of network facilities to support off-net and switched access services, network operating costs, right of way fees and other costs. The increase in operating costs in absolute dollars is attributable to the increase in switched access services and the addition of engineering personnel dedicated to the development of local exchange services. The increase in operating costs as a percentage of revenue is due primarily to the increase in switched access services revenue, which generates negative margins as a result of the higher costs associated with utilizing ILEC network facilities and the investment in the development of local exchange services without the benefit of corresponding revenue in the same period. The Company expects that the Telecom Services ratio of operating costs to revenue will continue to increase until the Company provides a greater volume of higher margin services, principally local telephone services, carries more traffic on its own facilities rather than the ILEC facilities, and obtains the right to use unbundled ILEC facilities on satisfactory terms, any or all of which may not occur. Network Services operating costs increased 2% to $12.3 million for the three months ended December 31, 1996 and increased as a percentage of Network Services revenue from 76% to 77% for the three month periods ended December 31, 1995 and 1996, respectively. Network Services operating costs include the cost of equipment sold, direct hourly labor and other indirect project costs. Satellite Services operating costs decreased 2% to $3.2 million for the three months ended December 31, 1996. Satellite Services operating costs as a percentage of revenue declined to 51% of Satellite Services revenue during the three months ended December 31, 1996, from 52% during the three months ended December 31, 1995. The decrease in percentage of revenue as well as absolute dollars is attributable to the decline in revenue resulting from the sale of four of the Company's teleports in March 1996, offset by an increase in higher margin maritime services revenue at MTN. Revenue from teleport operations historically have yielded lower gross margins than maritime services revenue. Satellite Services operating costs consist primarily of satellite transponder lease costs and costs of equipment sold.

     Selling, general and administrative expense. Selling, general and administrative ("SG&A") expense for the three months ended December 31, 1996 increased $5.6 million, or 30%, compared to the three months ended December 31, 1995. This increase was principally due to the continued rapid expansion of the Company's Telecom Services networks and related significant additions to the Company's management information systems, customer service, marketing and sales staffs dedicated to the expansion of the Company's networks and implementation of the Company's expanded services strategy, primarily the development of local telephone services. SG&A expense as a percentage of total revenue was 43% for the three months ended December 31, 1996, compared to 53% for the same period in 1995. There is typically a period of higher administrative and marketing expense prior to the generation of appreciable revenue from new products and services or newly developed markets. SG&A expense for Network Services decreased both in absolute dollars and as a percentage of Network Services revenue due to the cost control efforts by the Company's management and due to approximately $0.7 million in non-recurring charges, primarily legal accruals, recorded during the three months ended December 31, 1995. Satellite Services SG&A expense decreased in absolute dollars and as a percentage of Satellite Services revenue due to cost control efforts by the Company's management. Other corporate expenses increased from $4.0 million, or 11% of total revenue, for the three months ended December 31, 1995 to $5.7 million, or 10% of total revenue, for the three months ended December 31, 1996. This increase is primarily attributable to the addition of employees, principally human resources and regulatory personnel, for the purpose of managing the Company's growth and its expansion into new markets as allowed under the Telecommunications Act. The Company expects SG&A expense (principally for Telecom Services) to increase in absolute dollars over the near term to facilitate the development and marketing of local services and the commencement of marketing services (including long distance and data transmission services) to business end user customers.

     Depreciation and amortization expense. Depreciation and amortization expense increased $4.9 million, or 100%, for the three months ended December 31, 1996, as compared to the same period in 1995. Depreciation of fixed assets increased by approximately $2.3 million as a result of the shortening of estimated depreciable lives during fiscal 1996, as discussed in "-Accounting Changes," and an increase in depreciable fixed assets due to the continued expansion of the Company's networks. The increase in depreciation expense was offset slightly due to the decrease in depreciable assets resulting from the sale of four of the Company's teleports in March 1996. The Company reports high levels of depreciation expense relative to revenue during the early years of operation of a new network because the full cost of a network is depreciated using the straight line method despite the low rate of capacity utilization in the early stages of network operation.

     Interest expense. Interest expense increased by $9.3 million, from $15.2 million for the three months ended December 31, 1995 to $24.5 million for the three months ended December 31, 1996, which included $22.7 million of non-cash interest. This increase was attributable to an increase in long-term debt, primarily the 12 1/2% Senior Discount Notes (the "12 1/2% Notes") issued in April 1996, and an increase in capitalized lease obligations to finance Telecom Services equipment used in the expansion of the Company's networks.

     Interest income. Interest income increased $2.2 million from the three months ended December 31, 1995 to $6.0 million for the three months ended December 31, 1996. The increase is attributable to the interest earned on the proceeds from the issuance of the 12 1/2% Notes and the 14 1/4% Exchangeable Preferred Stock ("14 1/4% Preferred Stock") in April 1996.

     Share of losses in joint venture. Effective October 1, 1996, the Company sold its 50% interest in the Phoenix network joint venture. As a result, no share of losses in joint venture was recorded during the three months ended December 31, 1996, as compared to the $0.2 million recorded during the same period in 1995. Future results will include the Company's share of losses from the joint venture with CSW.

     Other, net. Other, net fluctuated $1.7 million from $1.0 million net expense in the three months ended December 31, 1995 to $0.7 million net income in the three months ended December 31, 1996. Other expense recorded in the three-month period ended December 31, 1995 represents the write-off of deferred financing costs on a credit facility that was fully paid in December 1995. Other income recorded in the three-month period ended December 31, 1996 is primarily attributable to the $0.8 million gain recognized in conjunction with the sale of the Company's 50% interest in the Phoenix network joint venture.

     Minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock. Minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock increased $1.8 million, from $3.2 million for the three months ended December 31, 1995 to $5.0 million for the three months ended December 31, 1996. The increase is due primarily to the issuance of the 14 1/4% Preferred Stock in April 1996. Minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock recorded during the current three-month period consists of the accretion of issue costs ($0.1 million) and the accrual of the preferred stock dividend ($5.7 million) associated with the 14 1/4% Preferred Stock, offset by minority interest in losses of subsidiaries of $0.8 million.

     Cumulative effect of change in accounting for revenue from long-term telecom services contracts. The cumulative effect of change in accounting for revenue from long-term telecom services contracts recorded during the three months ended December 31, 1995 is due to the change in accounting principle as described in "-Accounting Changes." As the change in accounting was applied retroactively as of October 1, 1995, no similar amounts were recorded during the three months ended December 31, 1996.

Fiscal 1996 Compared to Fiscal 1995

     The following information reflects the results of operations for fiscal 1996 compared to the pro forma results of operations for fiscal 1995, assuming the change in accounting for long-term telecom services contracts described in "-Accounting Changes" had been applied retroactively.

     Revenue. Revenue for fiscal 1996 increased $58.2 million, or 52%, from fiscal 1995. The increase in total revenue reflects continued growth in Telecom Services, Network Services and Satellite Services, offset slightly by the loss in revenue resulting from the sale of four of the Company's teleports. Telecom Services revenue increased 177% to $87.7 million due to an increase in network usage for both special and switched access services, offset in part by a decline in average unit prices. Switched services revenue increased from $7.2 million (22% of Telecom Services revenue) for fiscal 1995, to $51.6 million (59% of Telecom Services revenue) for fiscal 1996, of which $14.9 million relates to revenue from Zycom compared to $1.4 million in fiscal 1995. Approximately $10.6 million of the increase in Zycom revenue relates to changes in the classification of certain operating costs as a result of the Company entering into long-term contracts with its major customers. Network usage as reflected in VGEs increased

47% from 430,535 VGEs on September 30, 1995, to 630,697 VGEs on September 30, 1996. On September 30, 1996, the Company had 2,067 buildings connected to its networks compared to 1,375 buildings connected on September 30, 1995. Consistent with expectations, Network Services revenue growth has been moderate, increasing from $58.8 million to $60.1 million, while the Company continues to reposition its systems and operations to improve operating results. Satellite Services revenue increased 4% to $21.3 million for fiscal 1996 primarily due to increased maritime minutes of use from cruise ships offset in part by the decrease resulting from the sale of four of the Company's teleports. Satellite Services revenue for fiscal 1995 and 1996, on a pro forma basis to reflect the sale of teleports, was $11.4 million and $18.9 million, respectively. Satellite Services revenue decreased $0.4 million from the third quarter of fiscal 1996 to the fourth quarter of fiscal 1996. The decrease in revenue was primarily due to three Navy vessels being in "dry dock."

     Operating costs. Total operating costs for fiscal 1996 increased $56.4 million, or 72%, from fiscal 1995. Telecom Services operating costs increased from $21.8 million, or 69% of Telecom Services revenue for fiscal 1995, to $78.7 million, or 90% of Telecom Services revenue for fiscal 1996. The increase in operating costs in absolute dollars is attributable to the increase in switched access services and the expansion in off-net special access service offerings. The increase in operating costs as a percentage of total revenue is due primarily to the increase in switched access services revenue, which generates negative margins as a result of the higher costs associated with utilizing ILEC network facilities and the investment in the development of local exchange services without the benefit of corresponding revenue in the same period. The Company expects that the Telecom Services ratio of operating costs to revenue will continue to increase until the Company carries more traffic on its own facilities rather than the ILEC facilities, provides a greater volume of higher margin services, principally local telephone services, and obtains the right to use unbundled ILEC facilities on satisfactory terms, any or all of which may not occur. Network Services operating costs increased 1% to $46.3 million and decreased as a percentage of Network Services revenue from 78% for fiscal 1995 to 77% for fiscal 1996. Satellite Services operating costs decreased to $10.3 million for fiscal 1996, from $11.1 million for fiscal 1995. Satellite Services operating costs as a percentage of revenue also declined to 48% for fiscal 1996, compared to 54% for fiscal 1995. The decrease both in absolute dollars and as a percentage of revenue is attributable to the decline in revenue resulting from the sale of four of the Company's teleports, partially offset by an increase in higher margin maritime services revenue at MTN.

     Selling, general and administrative expense. SG&A expense for fiscal 1996 increased $13.8 million, or 22%, compared to fiscal 1995. This increase was principally due to the continued rapid expansion of the Company's Telecom Services networks and related significant additions to the Company's management information systems, marketing and sales staff dedicated to the expansion of the Company's networks and implementation of the Company's switched services strategy and development of local telephone services. A portion of the increase was also attributable to approximately $1.8 million of legal, accounting, and SEC filing fees incurred in the incorporation of a new U.S. publicly traded holding company, ICG Communications, Inc., and approximately $1.3 million of consulting fees related to various process improvement initiatives. SG&A expense as a percentage of total revenue was 45% for fiscal 1996, compared to 57% for fiscal 1995. SG&A expense for Network Services increased due to increased engineering, marketing and sales staff to support growth in network system installations. Satellite Services SG&A expense increased primarily due to the growth of MTN and MCN.

     Depreciation and amortization. Depreciation and amortization increased $13.7 million, or 83%, for fiscal 1996 compared to fiscal 1995. Depreciation of fixed assets increased by approximately $7.0 million as a result of the shortening of estimated depreciable lives discussed in "-Accounting Changes," and an increase in depreciable fixed assets due to the continued expansion of the Company's networks. The increase in depreciation expense was offset slightly due to the decrease in depreciable assets resulting from the sale of four of the Company's teleports.

     Interest expense. Interest expense increased by $61.3 million, from $24.4 million for fiscal 1995 to $85.7 million for fiscal 1996, which included $66.5 million of non-cash interest. This increase was attributable to an increase in long-term debt, primarily the 13 1/2% Senior Discount Notes (the "13 1/2% Notes") issued in August 1995 and the 12 1/2% Notes issued in April 1996, and an increase in capitalized lease obligations to finance the purchase of Telecom Services and Satellite Services equipment. Also included in interest expense is a charge of approximately $11.5 million for the payments made to holders of the 13 1/2% Notes with respect to consents to amendments to the indenture governing the 13 1/2% Notes in order to permit the 1996 Offering (as defined herein) in April 1996.

     Interest income. Interest income increased $15.1 million from fiscal 1995. The increase is attributable to the increase in cash from the proceeds of the issuance of the 13 1/2% Notes in August 1995 and the 12 1/2% Notes and 14 1/4% Preferred Stock in April 1996.

     Share of losses in joint venture. Share of losses in the Phoenix network joint venture, in which the Company held a 50% equity interest, increased $1.1 million, or 145%, from fiscal 1995 to $1.8 million for fiscal 1996 due to increased losses resulting from the continued expansion and implementation of switched access services. Effective October 1, 1996, the Company sold its interest in the Phoenix network joint venture.

     Provision for impairment of goodwill, investment and notes receivable. Provision for impairment of goodwill, investment and notes receivable increased $2.9 million from fiscal 1995 to $9.9 million for fiscal 1996. The current year amount includes valuation allowances for the amounts receivable for advances made to the Phoenix network joint venture included in long-term notes receivable ($5.8 million), the investment in the Melbourne network ($2.7 million) and the note receivable from NovoComm, Inc. ($1.3 million). The allowances were a result of management's estimate of the realizable value of the assets as of September 30, 1996.

     Other, net. Other, net increased $8.3 million for fiscal 1996 from $0.8 million for fiscal 1995 due primarily to the loss on the sale of four of the Company's teleports and certain other satellite assets ($1.1 million), the write-off of certain assets ($2.5 million), settlement costs of certain litigation ($1.2 million) and the write-off of deferred financing costs upon conversion or settlement of debt ($2.7 million).

     Minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock. Minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock increased $24.2 million, from $1.1 million for fiscal 1995 to approximately $25.3 million for fiscal 1996. The increase is due to the accretion of the Unit Warrants (as defined herein) ($14.4 million) and issue costs ($1.1 million) associated with the issuance of the 12% redeemable preferred stock of Holdings (the "Redeemable Preferred Stock"), accretion of issue costs associated with the 14 1/4% Preferred Stock ($0.3 million), accrual of the preferred stock dividend on the Redeemable Preferred Stock ($2.1 million) and the 14 1/4% Preferred Stock ($9.1 million) and the excess redemption price over the stated value of the convertible Series B Preferred Stock of Holdings-Canada ("Convertible Preferred Stock of Holdings-Canada") ($1.0 million), partially offset by the minority interest in losses of subsidiaries.

     Income tax benefit. Income tax benefit for fiscal 1996 was $5.1 million. The income tax benefit is due to an adjustment to the deferred tax liability as a result of the change in estimated depreciable lives.

     Cumulative effect of change in accounting for revenue from long-term telecom services contracts. The increase in cumulative effect of change in accounting for revenue from long-term telecom services contracts is due to the change in accounting as described in "-Accounting Changes."

Fiscal 1995 Compared to Fiscal 1994

     The following information reflects the pro forma results of operations for fiscal 1995 compared to the pro forma results of operations for fiscal 1994, assuming the change in accounting for long-term telecom services contracts described in "-Accounting Changes" had been applied retroactively.

     Revenue. Revenue for fiscal 1995 increased $52.2 million, or 89%, from fiscal 1994, reflecting continued growth in Telecom Services, Network Services and Satellite Services operations. Telecom Services revenue increased 120% to $31.6 million. The increase in Telecom Services revenue reflects an increase in network usage, which was partially offset by a decline in average unit prices, and the acquisition in April 1994 of networks in the Los Angeles and San Francisco metropolitan areas, which were included for the full year in fiscal 1995. Network usage as reflected in VGEs increased 92% from 224,072 VGEs on September 30, 1994 to 430,535 VGEs on September 30, 1995. On September 30, 1995, the Company had 1,375 buildings connected to its networks compared to 226 buildings connected on September 30, 1994. Network Services revenue increased 63% to $58.8 million primarily from the acquisition of DataCom Integrated Systems Corporation ("DISC"), which was included for the full year in fiscal 1995 and which subsequently merged into Network Services, as well as from new network system installations. The increase in network system installations resulted from additional projects from existing customers and an increase in general demand for local area networks due to increased business networking requirements. Satellite Services revenue increased 152% to $20.5 million for fiscal 1995, which resulted principally from the acquisitions of Nova-Net, MTN and teleports located in the metropolitan Atlanta and New York areas which generated $3.9 million, $7.5 million and $4.4 million in revenue, respectively, for fiscal 1995. Satellite Services revenue for fiscal 1995, as adjusted to reflect the sale of four of the Company's teleports, was $11.4 million.

     Operating costs. Total operating costs for fiscal 1995 increased $40.7 million, or 107%, from fiscal 1994. Telecom Services operating costs increased from $7.1 million, or 49% of Telecom Services revenue for fiscal 1994, to $21.8 million, or 69% of Telecom Services revenue for fiscal 1995. Telecom Services operating costs increased in absolute terms as well as a percentage of revenue due to an expansion in off-net service offerings, for which the Company leases network facilities from local telephone companies, and the implementation of switched access services, which generated negative margins due to the costs associated with reselling ILEC network facilities. Network Services operating costs increased 74% to $45.9 million primarily due to an increased volume of Network Services business. Network Services operating costs as a percentage of revenue increased from 73% for fiscal 1994 to 78% for fiscal 1995 due to rapid expansion and the inclusion in Network Services operating costs of project managers and operations personnel directly associated with network systems projects in fiscal 1995, which were treated as SG&A costs in 1994. Satellite
Services  operating  costs  increased  to  $11.1  million,  or 54% of  Satellite
Services  revenue,  for fiscal  1995,  from $4.7  million,  or 58% of  Satellite
Services revenue, for fiscal 1994. This increase in absolute terms was attributable to an increased volume of Satellite Services business primarily due to the acquisition of Nova-Net and MTN, and increased usage of leased satellite transponders. The decrease in operating costs as a percentage of revenue is attributable to the higher margins associated with MTN, which represented a larger portion of Satellite Services revenue in fiscal 1995, as opposed to video and data transmission services.

     Selling, general and administrative expense. SG&A expense for fiscal 1995 increased $34.9 million, or 125%, compared to fiscal 1994. This increase was principally due to the continued rapid expansion of the Company's networks, including the acquisition of networks in the Los Angeles and San Francisco metropolitan areas during the third quarter of fiscal 1994 and related significant additions to the Company's management information systems, marketing and sales staffs dedicated to the expansion of the Company's networks and implementation of the Company's switched access services strategy. SG&A expense as a percentage of total revenue was 57% for fiscal 1995 compared to 48% for fiscal 1994. There is typically a period of higher administrative and marketing expense prior to the generation of appreciable revenue from newly acquired or newly developed networks or markets. SG&A expense for Network Services increased due to increased engineering, marketing and sales staff to support increased growth in network systems installations. Satellite Services SG&A increased due to the acquisitions of teleports in metropolitan Atlanta and New York, the acquisition of the Company's VSAT operations during the third quarter of fiscal 1994, and the acquisition of MTN during the second quarter of fiscal 1995.

         Depreciation and amortization. Depreciation and amortization increased $8.4 million, or 103%, for fiscal 1995 compared to fiscal 1994. This increase resulted from an increased investment in depreciable fixed assets as a result of the acquisition of new networks and the expansion of existing networks and Satellite Services facilities.

         Interest expense. Interest expense increased $15.9 million, from $8.5 million for fiscal 1994 to $24.4 million for fiscal 1995, which included $15.1 million of non-cash interest. This increase was attributable to an increase in capitalized lease obligations to finance Telecom Services and Satellite Services equipment and an increase in long-term debt, primarily the 13 1/2% Notes issued in August 1995.

         Interest income. Interest income increased $2.4 million, or approximately 133%, from fiscal 1994. The increase is attributable to the increase in cash from the proceeds of the issuance of the 13 1/2% Notes in August 1995.

         Provision for impairment of goodwill, investment and notes receivable. The $7.0 million provision for impairment of goodwill, investment and notes receivable for fiscal 1995 is a result of a $5.0 million write-down in the goodwill associated with the acquisition of Nova-Net and a $2.0 million allowance for an investment. The write-downs and allowance were a result of management's estimate of the realizable value of the assets as of September 30, 1995.

         Share of losses of joint venture. The Company had a 50% equity interest in a joint venture operating the Phoenix network. Using the equity accounting method, the Company's share of losses in the Phoenix network joint venture was approximately $0.7 million for fiscal 1995. The Company began recording losses from the joint venture in the second quarter of fiscal 1994. The loss from joint venture recorded in fiscal 1994 includes $0.4 million for losses incurred prior to fiscal 1994. Effective October 1, 1996, the Company sold its interest in the Phoenix network joint venture.

Quarterly Results

     The following table presents selected unaudited operating results for three-month quarterly periods, beginning with the three-month period ended December 31, 1994 and through the three-month period ended December 31, 1996. The Company believes that all necessary adjustments have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the Company's Consolidated Financial Statements and related notes included elsewhere in this Proxy Statement. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or predictive of future periods. ICG's development and expansion activities, including acquisitions, during the periods shown below materially affect the comparability of this data from one period to another.



                                                                                                                          Three
                                                                                                                          Months
                                          Three Months Ended                           Three Months Ended                 Ended
                             --------------------------------------------- -------------------------------------------
                              Dec. 31,   Mar. 31,    June 30,    Sept. 30,   Dec. 31,   Mar. 31,  June 30,     Sept.     Dec. 31,
                                1994        1995        1995       1995       1995        1996       1996    30, 1996     1996
                             ----------- ----------- ----------- --------- ------------ --------- --------- ----------- ------------
                                                                    (Dollars in thousands)
Statement of Operations Data:
Revenue:
    Telecom services          $  5,795       7,039       9,173    10,323      13,513      17,635     24,371    32,162    34,787
    Network services            15,293      13,496      14,061    15,928      15,718      13,973     14,679    15,746    15,981
    Satellites services          3,546       5,387       5,825     5,744       6,168       4,336      5,596     5,197     6,188
                             ----------- ----------- ----------- ---------- ---------- ----------- ---------- --------- ------------
       Total revenue            24,634      25,922      29,059    31,995      35,399      35,944     44,646    53,105    56,956
Operating loss                  (6,664)    (10,625)    (12,443)  (17,082)    (15,258)    (15,823)   (20,262)  (21,909)  (27,051)
EBITDA                          (3,333)     (6,849)     (7,846)  (12,162)    (10,339)     (8,381)   (11,207)  (12,957)  (17,226)
Net loss before cumulative
    effect of change in         (9,533)    (13,508)    (15,916)  (37,691)    (31,189)    (26,939)   (64,721)  (57,805)  (49,823)
    accounting
Cumulative effect of change
    in accounting (1)                -           -           -         -      (3,453)          -          -         -         -
                             =========== =========== =========== ========== =========== =========== =========== ======== ==========
Net loss                      $ (9,533)    (13,508)    (15,916)  (37,691)    (34,642)    (26,939)   (64,721)  (57,805)  (49,823)
                             =========== =========== =========== ========= ============ ========== ========== ========= ============

Statistical Data (2):
Telecom services:
    Buildings connected:
       On-net                      244         251         273       280         304         327        384       478       522
       Off-net                     628         777         978     1,095       1,235       1,401      1,493     1,589     1,547(3)
                             ----------- ----------- ----------- --------------------- ------------------------------- ------------
         Total buildings           872       1,028       1,251     1,375       1,539       1,728      1,877     2,067     2,069
connected
    Customer circuits in
service
       (VGEs)                  259,219     287,167     389,928   430,535     488,403     510,755    551,881   630,697   748,528
    Switches operational             2           6          12        13          13          13         13        14        14(4)
    Switched minutes of use
(in                                 10          32          97       144         235         362        475       563       607
          millions)
    Fiber route miles (5)
      Operational                  424         466         579       627         637         780        886     2,143     2,385
      Under construction             -           -           -         -           -           -          -         -       735
    Fiber strand miles (6)
      Operational               19,049      21,811      25,264    27,150      28,779      36,310     45,098    70,067    75,490
      Under construction             -           -           -         -           -           -          -         -    33,747
    Wireless miles (7)             606         606         606       568         545         582        483       491       506
Satellite services:
    VSATs                          682         694         687       626         633         658        659       835       860
    C-Band installations (8)         -          17          25        28          33          36         48        48        54
    L-Band installations (9)         -           -           -         -           -           3         53       109       204
-----------
                                      A-12


(1) During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. See "-Accounting Changes." The effect of this change in accounting for the periods presented was not significant.

(2) Amounts presented are for three-month periods ended, or as of, the end of the period presented.

(3) Buildings connected off-net declined from September 30, 1996 to December 31, 1996 due to the sale of the Company's 50% interest in the Phoenix joint venture.

(4) The switch located in Melbourne, Florida is in the process of being relocated and is not included in the statistical data.

(5) Fiber route miles refers to the number of miles of fiber optic cable, including leased fiber. As of December 31, 1996, the Company had 2,385 fiber route miles, of which 312 fiber route miles were leased under operating leases. Fiber route miles under construction represents fiber under construction and fiber which is expected to be operational within six months.

(6) Fiber strand miles refers to the number of fiber route miles, including leased fiber, along a telecommunications path multiplied by the number of fiber strands along that path. As of December 31, 1996, the Company had 75,490 fiber strand miles, of which 5,936 fiber strand miles were leased under operating leases. Fiber strand miles under construction represents fiber under construction and fiber which is expected to be operational within six months.

(7) Wireless miles represents the total distance of the digital microwave paths between Company transmitters which are used in the Company's networks.

(8) C-Band installations service cruise ships, U.S. Navy vessels and offshore oil platform installations.

(9) L-Band installations service smaller maritime installations, and both mobile and fixed land-based units.


     The Company's consolidated revenue has increased every quarter since the first fiscal quarter of 1992, primarily due to the installation and acquisition of new networks, the expansion of existing networks and increased services provided over existing networks. From the third quarter of fiscal 1993 until the sale of four teleports in the second quarter of fiscal 1996, Satellite Services also contributed to the quarterly revenue growth.

     Operating and net losses have generally increased immediately preceding and during periods of relatively rapid network acquisition and expansion activity. The increased quarterly losses from the first quarter of fiscal 1995 through the quarter ended December 31, 1996 resulted from a combination of increases in negative margin switched access services revenue and increases in personnel and other SG&A expenses to support the acquisition and expansion of Telecom Services networks, the implementation of the Company's switched access services strategy and development of local telephone services.

     Individual operating units may experience variability in quarter to quarter revenue due to (i) the timing and size of contract orders, (ii) the timing of price changes and associated impact on volume, and (iii) customer usage patterns.

 Net Operating Loss Carryforwards

     As of December 31, 1996, the Company had net operating loss carryforwards ("NOLs") of approximately $171.9 million, which expire at various times in varying amounts through 2011. However, due to the provisions of Section 382,
Section 1502 and certain other provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of a portion of the NOLs will be limited. In addition, the Company is also subject to certain state income tax laws which may also limit the utilization of NOLs for state income tax purposes.

     Section 382 of the Code provides annual restrictions on the use of NOLs, as well as other tax attributes, following significant changes in ownership of a corporation's stock, as defined in the Code. Investors are cautioned that future events beyond the control of the Company could reduce or eliminate the Company's ability to utilize the tax benefits of its NOLs. Future ownership changes under
Section 382 will require a new Section 382 computation which could further restrict the use of the NOLs. In addition, the Section 382 limitation could be reduced to zero if the Company fails to satisfy the continuity of business enterprise requirement for the two-year period following an ownership change.

 Liquidity and Capital Resources

     The Company's growth has been funded through a combination of equity, debt and lease financing. As of December 31, 1996, the Company had current assets of $449.2 million, including $392.5 million of cash, cash equivalents and short-term investments, which exceeded current liabilities of $87.6 million, providing working capital of $361.6 million. The Company invests excess funds in short-term, interest-bearing investment-grade securities until such funds are used to fund the capital investments and operating needs of the Company's business. The Company's investment objectives are safety, liquidity and yield, in that order.

 Cash Used By Operating Activities

     The Company's operating activities used $7.5 million, $43.0 million and $47.4 million in fiscal 1994, 1995 and 1996, respectively, and $5.6 million and $8.6 million for the three months ended December 31, 1995 and 1996, respectively. Cash used by operations is primarily due to net losses, which are partially offset by non-cash expenses, such as depreciation, deferred interest expense, preferred dividends on subsidiary preferred stock and changes in working capital items.

     The Company expects to continue to generate negative cash flow from operating activities while it emphasizes the development, construction and expansion of its Telecom Services business. Consequently, it does not anticipate that cash provided by operations will be sufficient to fund future expansion of existing networks or the construction and acquisition of new networks in the near term.

 Cash Used By Investing Activities

     Cash used by investing activities was $51.5 million, $71.3 million and $131.2 million (net of $21.6 million received in connection with the sale of certain satellite equipment, including four teleports) in fiscal 1994, 1995 and 1996, respectively, and $24.2 million (net of $21.1 million received in connection with the aforementioned sale) and $82.3 million for the three months ended December 31, 1995 and 1996, respectively. Cash used by investing activities includes cash expended for the acquisition of property, equipment and other assets of $43.2 million, $49.8 million and $120.1 million for fiscal 1994, 1995 and 1996, respectively, and $25.8 million and $58.8 million for the three months ended December 31, 1995 and 1996, respectively. The Company will continue to use cash in 1997 for the construction of new networks and the expansion of existing networks. The Company acquired assets under capital leases and through the issuance of debt or warrants of $11.7 million, $38.7 million and $55.0 million in fiscal 1994, 1995 and 1996, respectively, and $0.1 million and $19.5 million for the three months ended December 31, 1995 and 1996, respectively. The majority of assets acquired under capital leases and through the issuance of debt during fiscal 1995 was for the purchase and installation of 12 of the Company's 15 high capacity digital switches (one of which is located in Phoenix and will be operational through April 1997, after which it will be relocated). Assets acquired during the year ended September 30, 1996 under capital leases primarily consisted of fiber optic networks included in the Company's agreement with Southern California Edison Company ("SCE"). The Company is required to make capital lease payments of $31.6 million, $15.6 million, $13.9 million, $14.3 million and $17.4 million during 1997, 1998, 1999, 2000 and 2001, respectively, and $107.5 million thereafter. The Company expects to make investments of approximately $24.2 million in 1997 in its joint venture with CSW and estimates making additional investments therein of approximately $25.5 million through 2002. The Company is obligated to purchase all of the shares of MTN (at fair value) that are owned by the other shareholder of MTN, if MTN has not completed a public offering by January 3, 1998.

 Cash Provided (Used) By Financing Activities

     Financing activities provided $49.4 million, $377.8 million and $360.2 million in fiscal 1994, 1995 and 1996, respectively, and used $8.4 million and $0.2 million in the three months ended December 31, 1995 and 1996, respectively. The funds to finance the Company's business acquisitions, capital expenditures, working capital requirements and operating losses were obtained through public and private offerings of Holdings-Canada common shares, the 12 1/2% Notes and 14 1/4% Preferred Stock, units (the "Units") consisting of the 13 1/2% Notes and warrants (the "Unit Warrants"), the Redeemable Preferred Stock, 8% Convertible Subordinated Notes and 7% Convertible Subordinated Notes (together the "Convertible Subordinated Notes") and Convertible Preferred Shares of Holdings-Canada, capital lease financings and various working capital sources, including credit facilities.

     As of December 31, 1996, an aggregate of approximately $92.8 million of capitalized lease obligations was due prior to December 31, 2001 and an aggregate accreted value of approximately $685.8 million was outstanding under the 12 1/2% Notes and 13 1/2% Notes. The 12 1/2% Notes require payments of interest to be made in cash commencing on November 1, 2001 and mature on May 1, 2006. The 13 1/2% Notes require payments of interest to be made in cash commencing on March 15, 2001 and mature on September 15, 2005. In addition, the 14 1/4% Preferred Stock requires payment of dividends to be made in cash commencing August 1, 2001. As of December 31, 1996, the Company had $6.5 million of other indebtedness that matures prior to December 31, 2001. The Company may also have additional payment obligations prior to such time, the amount of which cannot presently be determined. See notes 3, 8, 10 and 14 to the Consolidated Financial Statements. The Company's cash on hand and amounts expected to be available through vendor financing arrangements will provide sufficient funds necessary for the Company to expand its Telecom Services business as currently planned and to fund its operating deficits through 1997 and into 1998.
Accordingly, the Company may have to refinance a substantial amount of indebtedness and obtain substantial additional funds prior to March 2001. The Company's ability to do so will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing it indebtedness, and other factors, including market conditions, beyond the control of the Company. There can be no assurance that the Company will be able to refinance such indebtedness, including such capitalized leases, or obtain such additional funds, and if the Company is unable to effect such refinancings or obtain additional funds, the Company's ability to make principal and interest payments on its indebtedness or make payments of cash dividends on, or the mandatory redemption of, the 14 1/4% Preferred Stock, would be adversely affected.

 Capital Expenditures

     The Company expects to continue to generate negative cash flow from operating activities while it emphasizes development, construction and expansion of its business and until the Company establishes a sufficient revenue-generating customer base. The Company's capital expenditures (including asset acquired under capital leases and through the issuance of debt) were $54.9 million, $88.5 million and $175.1 million in fiscal 1994, 1995 and 1996, respectively, and $25.9 million and $78.2 million for the three months ended December 31, 1995 and 1996, respectively. The Company anticipates that the expansion of existing networks, construction of new networks and further development of the Company's products and services will require capital expenditures of approximately $250.0 million and $240.0 million during 1997 and 1998, respectively, and continued significant capital expenditures thereafter. To facilitate the expansion of its switched services strategy and entrance into data communications, the Company has entered into equipment purchase agreements with various vendors under which the Company must purchase a substantial amount of equipment and other assets, including a full range of switching systems, fiber optic cable, network electronics, software and services. Actual capital expenditures will depend on numerous factors, including certain factors beyond the Company's control. These factors include the nature of future expansion and acquisition opportunities, economic conditions, competition, regulatory developments and the availability of equity, debt and lease financing.

 General

     The Company's operations have required and will continue to require significant capital expenditures for development, construction, expansion and acquisitions. Significant amounts of capital are required to be invested before revenue is generated, which results in initial negative cash flow.

     In view of the anticipated negative cash flow from operating activities, the continuing development of the Company's products and services, the expansion of existing networks and the construction, leasing and licensing of new networks, the Company will require additional amounts of cash in the future from outside sources. Management believes that the Company's cash on hand and amounts expected to be available through vendor financing arrangements will provide sufficient funds necessary for the Company to expand its Telecom Services business as currently planned and to fund its operating deficits through 1997 and into 1998. Additional sources of cash may include public and private equity and debt financings, sales of non-strategic assets, capitalized leases and other financing arrangements. The Company may require additional amounts of equity capital in the near term. In the past, the Company has been able to secure sufficient amounts of financing to meet its capital expenditure needs. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company.

     The failure to obtain sufficient amounts of financing could result in the delay or abandonment of some or all of the Company's development and expansion plans, which could have a material adverse effect on the Company's business. In addition, the inability to fund operating deficits with the proceeds of financings until the Company establishes a sufficient revenue generating customer base could have a material adverse effect on the Company's liquidity.

 Accounting Changes

     During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts. Under the new method, the Company recognizes revenue as services are provided and continues to charge direct selling expenses to operations as incurred. The Company had previously recognized revenue in an amount equal to the noncancelable portion of the contract, which is a minimum of one year on a three-year or longer contract, at the inception of the contract and upon activation of service to the customer, to the extent of direct installation and selling expense incurred in obtaining customers during the period in which such revenue was recognized. Revenue recognized in excess of normal monthly billings during the year was limited to an amount which did not exceed such installation and selling expense. The remaining revenue from the contract had been recognized ratably over the remaining noncancelable portion of the contract. The Company believes the new method is preferable because it provides a better matching of revenue and related operating expenses and is more consistent with accounting practices within the telecommunications industry.

     As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995. The Company's results for fiscal 1996 include a charge of $3.5 million ($0.13 per share) relating to the cumulative effect of this change in accounting as of October 1, 1995. The effect of this change in accounting was not significant for fiscal 1996. If the new revenue recognition method had been applied retroactively, Telecom Services revenue would have decreased by $0.5 million and $0.7 million for fiscal 1994 and 1995, respectively. See the Company's Consolidated Financial Statements and the related notes thereto contained elsewhere in this Proxy Statement.

     In addition, the Company has shortened the estimated depreciable lives for substantially all of its fixed assets. These estimates were changed to better reflect the estimated periods during which these assets will remain in service and result in useful lives which are more consistent with industry practice. The changes in estimates of depreciable lives have been made on a prospective basis, beginning January 1, 1996. This change in estimate increased depreciation expense during fiscal year 1996 by approximately $7.0 million ($0.26 per share). The change would have had an estimated annual effect of approximately $9.0 million had the change been in effect for the entire year. Deferred tax liability has been adjusted for the effect of this change in estimated depreciable lives, which resulted in an income tax benefit of $5.3 million in fiscal 1996.

                          Independent Auditors' Report




The Board of Directors and Stockholders
ICG Communications, Inc.:

We have audited the accompanying consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of September 30, 1995 and 1996, and December 31, 1996 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 1996, and the three-month period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICG Communications, Inc. and subsidiaries as of September 30, 1995 and 1996, and December 31, 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1996, and the three-month period ended December 31, 1996, in conformity with generally accepted accounting principles.

As explained in note 2 to the consolidated financial statements, during the year ended September 30, 1996, the Company changed its method of accounting for long-term telecom services contracts.



                              KPMG Peat Marwick LLP


Denver, Colorado
February 21, 1997


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets
September 30, 1995 and 1996, and December 31, 1996

-------------------------------------------------------------------------------------------------------------------------------

                                                                           September 30,                   December 31,
                                                                  ---------------------------------------
Assets                                                                   1995                1996                 1996
                                                                  -------------------  ------------------  --------------------
                                                                                         (in thousands)
Current assets:
    Cash and cash equivalents                                          $   269,416              451,082             359,934
    Short-term investments                                                       -                6,832              32,601
    Receivables:
       Trade, net of allowance of $2,217, $2,509 and
          $2,515 at September 30, 1995 and 1996, and December 31,
          1996, respectively                                                23,483               34,818              41,131
       Revenue earned, but unbilled (note 2)                                 7,046                4,062               6,053
       Joint venture and affiliate (note 3)                                    732                    -                   -
       Other (note 7)                                                        1,430                1,955               1,440
                                                                  -------------------  -----------------  --------------------
                                                                            32,691               40,835              48,624

    Inventory                                                                2,165                3,206               2,845
    Prepaid expenses and deposits                                            3,424                4,109               5,019
    Notes receivable, net (note 4)                                           1,761                  263                 200
                                                                  -------------------  ------------------  --------------------

              Total current assets                                         309,457              506,327             449,223
                                                                  -------------------  ------------------  --------------------

Property and equipment (notes 5, 8 and 9)                                  228,609              383,435             460,477
    Less accumulated depreciation (note 2)                                 (26,605)             (47,298)            (56,545)
                                                                  -------------------  ------------------  --------------------
              Net property and equipment                                   202,004              336,137             403,932
                                                                  -------------------  ------------------  --------------------

Investments (note 3)                                                         5,209                5,169               5,170
Long-term notes receivable, net (note 3)                                     7,599                6,618                 623
Restricted cash (note 14)                                                        -               13,333              13,333
Other assets, net of accumulated amortization:
    Goodwill (note 3)                                                       29,199               32,175              31,881
    Deferred financing costs                                                16,018               22,584              21,963
    Transmission and other licenses                                         10,792                8,611               8,526
    Other (note 6)                                                           3,275                8,397               9,482

                                                                  -------------------  ------------------  --------------------
                                                                            59,284               71,767              71,852
                                                                  -------------------  ------------------  --------------------
                                                                       $   583,553              939,351             944,133
                                                                  ===================  ==================  ====================



ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets, Continued

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      September 30,                 December 31,
                                                                           ------------------------------------
Liabilities and Stockholders' Equity (Deficit)                                    1995              1996                1996
----------------------------------------------                             ------------------- ---------------- --------------------
                                                                                                (in thousands)
Current liabilities:
    Accounts payable                                                             $    14,712           19,071              24,813
    Accrued liabilities                                                               18,346           32,810              37,309
    Line-of-credit payable (note 8)                                                    3,692                -                   -
    Current portion of long-term debt (note 8)                                        14,454              795                 817
    Current portion of capital lease obligations (notes 9 and 14)                      9,164            7,487              24,683
                                                                           ------------------- ---------------- --------------------

          Total current liabilities                                                   60,368           60,163              87,622

Long-term debt, net of discount, less current portion (note 8)                       379,100          668,989             690,358
Capital lease obligations, less current portion (note 9)                              26,435           70,838              71,146
Deferred income taxes (note 15)                                                        5,702                -                   -
Share of losses of joint venture in excess of
    investment (note 3)                                                                1,037            2,851                   -
                                                                           ------------------- ---------------- --------------------

          Total liabilities                                                          472,642          802,841             849,126
                                                                           ------------------- ---------------- --------------------

Minority interests                                                                     4,040            2,780               1,967

Redeemable  preferred  stock of subsidiary  ($30.5  million,  $159.1 million and
    $164.8  million  liquidation  value at  September  30,  1995 and  1996,  and
    December 31, 1996, respectively) (notes 8 and 10)
                                                                                      14,986          153,318             159,120
Convertible Series B Preferred Stock of subsidiary (note 11)                           9,350                -                   -

Stockholders' equity (deficit):
     Common stock (notes 1, 2 and 12)                                                190,753          275,355             278,686
     Additional paid-in capital                                                       26,492           23,874              23,874
     Accumulated deficit                                                            (134,710)        (318,817)           (368,640)
                                                                           ------------------- ---------------- --------------------

          Total stockholders' equity (deficit)                                        82,535          (19,588)            (66,080)
                                                                           ------------------- ---------------- --------------------

Commitments and contingencies (notes 3, 7, 8, 9, 10  and 14)
                                                                                 $   583,553          939,351             944,133
                                                                           =================== ================ ====================

              See   accompanying   notes  to  consolidated financial statements.



ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations
Years Ended September 30, 1994, 1995 and 1996, and the Three Months Ended December 31, 1995 (unaudited) and 1996

  ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Three months ended
                                                                   Years ended September 30,                   December 31,
                                                          -------------------------------------------- -----------------------------
                                                             1994           1995          1996           1995            1996
                                                          --------------- ------------- -------------- --------------  -------------
                                                                                                        (unaudited)
                                                                            (in thousands, except per share data)

  Revenue:
       Telecom services (note 2)                           $   14,854          32,330        87,681         13,513       34,787
       Network services (note 17)                              36,019          58,778        60,116         15,718       15,981
       Satellite services (note 13)                             8,121          20,502        21,297          6,168        6,188
       Other                                                      118               -             -              -            -
                                                          ---------------  ----------- --------------  -------------  --------------
  Total revenue                                                59,112         111,610       169,094         35,399       56,956
                                                          --------------- ------------- -------------- -------------- --------------
  Operating costs and expenses:
       Operating costs                                         38,165          78,846       135,253         27,110       49,929
       Selling, general and administrative expenses            28,015          62,954        76,725         18,628       24,253
       Depreciation and amortization (note 2)                   8,198          16,624        30,368          4,919        9,825
                                                          --------------- ------------- -------------- -------------- --------------
          Total operating costs and expenses                   74,378         158,424       242,346         50,657       84,007

          Operating loss                                      (15,266)        (46,814)      (73,252)       (15,258)     (27,051)
  Other income (expense):
       Interest expense                                        (8,481)        (24,368)      (85,714)       (15,215)     (24,454)
       Interest income                                          1,788           4,162        19,300          3,750        5,962
       Share of losses of joint venture and investment         (1,481)           (741)       (1,814)          (228)           -
       Provision for impairment of goodwill, investment
    and notes receivable (notes 3 and 4)                            -          (7,000)       (9,917)             -            -
       Other, net (note 3)                                       (863)           (764)       (9,082)        (1,023)         708

                                                          --------------- ------------- -------------- -------------- --------------
                                                               (9,037)        (28,711)      (87,227)       (12,716)     (17,784)
                                                          --------------- ------------- -------------- -------------- --------------
  Loss before minority interest, income taxes and
        cumulative effect of change in accounting             (24,303)        (75,525)      (160,479)      (27,974)     (44,835)
  Minority interest in share of losses, net of
  accretion and preferred dividends on subsidiary
       preferred stock (notes 10 and 11)                          435          (1,123)       (25,306)       (3,215)      (4,988)
                                                          --------------- ------------- -------------- -------------- --------------
  Loss before income taxes and cumulative effect of
       change in accounting                                   (23,868)        (76,648)      (185,785)      (31,189)     (49,823)
  Income tax benefit (note 15)                                      -               -          5,131             -            -
                                                          --------------- ------------- -------------- ------------  ---------------
  Loss before cumulative effect of change in accounting       (23,868)        (76,648)      (180,654)      (31,189)     (49,823)
  Cumulative effect of change in accounting for revenue
       from long-term telecom services contracts (note 2)
                                                                    -               -         (3,453)       (3,453)           -
                                                          =============== ============= ============== ============== ==============
          Net loss                                         $  (23,868)        (76,648)      (184,107)      (34,642)     (49,823)
                                                          =============== ============= ============== ============== ==============



  ICG COMMUNICATIONS, INC.
  AND SUBSIDIARIES

  Consolidated Statements of Operations, Continued

  ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Three months ended
                                                                   Years ended September 30,                   December 31,
                                                          -------------------------------------------- -----------------------------
                                                                 1994         1995          1996           1995           1996
                                                          --------------- ------------- -------------- -------------- --------------
                                                                                                        (unaudited)
                                                                            (in thousands, except per share data)

  Loss per share (note 2):
       Loss before cumulative effect of change in
           accounting                                     $      (1.56)        (3.25)          (6.70)        (1.24)        (1.56)

       Cumulative effect of change in accounting                      -             -          (0.13)        (0.14)             -
                                                          --------------- ------------- -------------- -------------  -------------
       Loss per share                                     $    (1.56)           (3.25)         (6.83)        (1.38)        (1.56)
                                                          --------------- ------------- -------------- ------------- --------------
Weighted average number of shares outstanding               15,342           23,604         26,955        25,139         31,840
                                                          =============== ============= ============== ============== ==============
  Pro forma amounts before cumulative effects of change
      in accounting  assuming The new method of
      accounting for revenue from long-term telecom
      services contracts is applied retroactively:
  Telecom services revenue                                 $   14,395          31,617         87,681        13,513         34,787
  Total revenue                                                58,653         110,897        169,094        35,399         56,956
  Operating loss                                              (15,725)        (47,527)       (73,252)      (15,258)       (27,051)
  Net loss                                                    (24,327)        (77,361)      (180,654)      (31,189)       (49,823)
  Loss per share                                                (1.59)          (3.28)         (6.70)        (1.24)         (1.56)


          See accompanying notes to consolidated financial statements.


                  ICG COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)
Years Ended  September  30,  1994,  1995 and 1996,  and the Three Months Ended
December 31, 1996

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Additional
                                                                 Common stock            paid-in       Accumulated    stockholders'
                                                             Shares         Amount       capital        deficit     equity (deficit)
                                                          ------------  ------------- ------------- --------------- ----------------
                                                                                         (in thousands)

Balances at October 1, 1993                                  13,868        $56,201           200           (21,648)          34,753
Private placement offering costs                                  -            (89)            -                 -              (89)
Shares issued for cash-exercise of options and warrants
    (note 12)                                                   737          4,539             -                 -            4,539
Shares issued as repayment of debt and related accrued
    interest (note 8)                                           110            883             -                 -              883
Shares issued in connection with business combination
    (note 3)                                                  1,485         23,537             -                 -           23,537
Shares issued in exchange for notes receivable (note 3)         256          3,050             -                 -            3,050
Shares issued as contribution to 401(k) plan (note 16)           20            257             -                 -              257
Warrants issued in connection with acquisition of
    equipment                                                     -              -           982                 -              982
Issuance of bonus and penalty shares (note 12)                  197              -             -                 -                -
Acquisition of minority interest of ICG Holdings, Inc.
    (note 7)                                                    374          7,228           107           (12,449)          (5,114)
Change in foreign currency translation adjustment                 -              -             -               (59)             (59)
Compensation expense related to issuance of common stock
    options                                                       -              -           911                 -              911
Net loss                                                          -              -             -           (23,868)         (23,868)
                                                          ------------  -------------  -------------   ----------------  -----------
Balances at September 30, 1994                               17,047         95,606         2,200           (58,024)          39,782
Shares issued for cash (note 12):
    Public offering and private placements                    6,312         84,498             -                 -           84,498
    Public offering and private placement costs                   -         (6,162)            -                 -           (6,162)
    Exercise of options and warrants                            338          1,471             -                 -            1,471
Shares issued as repayment of debt and related accrued                                         -
    interest (note 8)                                           683          9,482                               -            9,482
Shares issued in connection with business combinations
    (note 3)                                                    130          1,737             -                 -            1,737
Conversion of ICG Holdings (Canada), Inc. preferred
    shares (note 11)                                            302          2,000             -                 -            2,000
Shares issued as contribution to 401(k) plan (note 16)           38            490             -                 -              490
Warrants issued in connection with offerings (notes 8,
    10 and 12)                                                    -              -        24,134                 -           24,134
Change in foreign currency translation adjustment                 -              -             -               (38)             (38)
Compensation expense related to issuance of common stock
    options                                                       -              -           158                 -              158
Shares issued in exchange for investments and other
    assets                                                      123          1,398             -                 -            1,398
Shares issued as payment of trade payables                       18            233             -                 -              233
Net loss                                                          -              -             -           (76,648)         (76,648)
                                                          ------------  -------------  -------------   ---------------- ------------
Balances at September 30, 1995                               24,991       $190,753        26,492          (134,710)          82,535



ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit), Continued

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Additional                        Total
                                                              Common stock             paid-in         Accumulated    stockholders'
                                                          Shares        Amount         capital            deficit    equity(deficit)
                                                         -------------  ------------ -------------     -----------  ----------------
                                                                                        (in thousands)

Shares issued for cash-exercise of options and warrants      1,522          $1,894              -                -            1,894
Shares issued as repayment of debt and related accrued
   interest (note 8)                                           130             687              -                -              687
Shares issued in connection with business combinations
   (note 3)                                                     67             749              -                -              749
Conversion of ICG Holdings (Canada), Inc. preferred
   shares (note 11)                                            496           3,780              -                -            3,780
Shares issued as contribution to 401(k) plan (note 16)          87           1,156              -                -            1,156
Shares issued upon conversion of subordinated notes
   (note 8)                                                  4,413          76,336              -                -           76,336
Repurchase of warrants                                           -               -         (2,671)               -           (2,671)
Compensation expense related to issuance of common
   stock options                                                 -               -             53                -               53
Net loss                                                         -               -              -         (184,107)        (184,107)
                                                         -------------  ------------   -------------  ----------------   -----------
Balances at September 30, 1996                              31,703         275,355         23,874         (318,817)         (19,588)
Shares issued for cash-exercise of options and warrants        132           2,084              -                -            2,084
Shares issued in connection with business combination
   (note 3)                                                     18             350              -                -              350
Shares issued as contribution to 401(k) plan (note 16)          19             480              -                -              480
Shares issued upon conversion of subordinated notes
   (note 8)                                                     23             417              -                -              417
Net loss                                                         -               -              -          (49,823)         (49,823)
                                                         -------------  ------------   -------------  ----------------   -----------
Balances at December 31, 1996                               31,895      $278,686           23,874         (368,640)         (66,080)
                                                         =============  ============   =============  ================   ===========

              See   accompanying   notes  to  consolidated financial statements.


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years Ended September 30, 1994, 1995 and 1996, and the Three Months Ended December 31, 1995 (unaudited) and 1996

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Three months ended
                                                                     Years ended September 30,                   December 31,
                                                                1994             1995          1996          1995           1996
                                                            --------------   -------------  ------------ -------------- ------------
                                                                                                         (unaudited)
                                                                                         (in thousands)
Cash flows from operating activities:
         Net loss                                             $ (23,868)         (76,648)     (184,107)     (34,642)       (49,823)
         Adjustments to reconcile net loss to net cash
         used by operating activities:
          Cumulative effect of change in accounting                   -                -         3,453        3,453              -
          Share of losses of joint venture and investment         1,481              741         1,814          228              -
          Minority interest in share of (losses), net of
             accretion and non-cash preferred dividends
             on subsidiary preferred stock                         (435)             656        24,279        2,188          4,988
          Depreciation and amortization                           8,198           16,624        30,368        4,919          9,825
          Compensation expense related to issuance of
              common stock options                                  911              158            53           14              -
          Interest expense deferred and included in long-
              term debt and non-cash interest expense             4,885           14,068        63,951       12,004         22,087
          Amortization of deferred financing costs
              included in interest expense                          615              989         2,573          527            612
          Write-off of deferred finance costs upon
               conversion or repayment of debt                        -                -         2,650            -              -
              Contribution to 401(k) plan
              through issuance of  common shares                    257              490         1,156          405            480
          Deferred income tax benefit                                 -                -        (5,329)           -              -
          Provisions for impairment of goodwill,
          investment and notes receivable                             -            7,000         9,917            -              -
          Loss on sale of certain Satellite Services assets           -                -         1,124            -              -
          Gain on sale of interest in joint venture                   -                -             -            -           (776)
       Decrease (increase) in operating assets, excluding
         the effects of business acquisitions,
          dispositions and non-cash transactions:
          Accounts receivable                                   (13,208)          (6,092)      (13,293)      (3,742)        (7,789)
          Inventory                                                 (84)            (447)       (1,200)        (272)           361
          Prepaid expenses and deposits                             317           (2,482)       (2,975)        (459)          (910)
       Increase in  operating  liabilities,  excluding  the
          effects of business acquisitions, dispositions
          and non-cash transactions:
          Accounts payable and accrued liabilities               13,399            1,904        18,205        9,749         12,306
                                                           ---------------   ----------- -------------- -------------- -------------
                Net cash used by operating activities        $  (7,532)         (43,039)      (47,361)      (5,628)        (8,639)
                                                           ---------------   ----------- -------------- -------------- -------------



ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

------------------------------------------------------------------------------------------------------------------------------------
                                                           -------------------------------------------  ----------------------------
                                                              1994           1995           1996             1995            1996
                                                           ------------  --------------  ------------   ---------------- -----------
                                                                                                         (unaudited)
                                                                                         (in thousands)
Cash flows from investing activities:
    Notes receivable                                         $ (5,249)          348             348           (1,263)           133
    Advances to affiliates                                          -        (2,184)           (109)             (15)             -
    Investment in and advances to joint venture                (1,185)       (5,452)         (4,308)               -             (1)
    Payments for business acquisitions, net of cash
acquired                                                       (1,811)       (8,168)         (8,441)               -              -
    Acquisition of property, equipment and other
assets, net of dispositions                                   (43,207)      (49,825)       (120,118)         (25,768)       (58,759)
    Purchase of short-term investments                              -             -          (6,832)          (4,979)       (25,769)
    Restricted cash                                                 -             -         (13,333)         (13,333)             -
    Proceeds from the sale of certain Satellite
Services assets                                                     -             -          21,593           21,146              -
    Proceeds from sale of interest in joint venture                 -             -               -                -          2,057
    Other investments                                               -        (6,061)              -                -              -
                                                           ------------  -------------  -------------   ---------------  -----------
          Net cash used by investing activities               (51,452)      (71,342)       (131,200)         (24,212)       (82,339)
                                                           ------------  -------------  -------------   ---------------  -----------
Cash flows from financing activities:
    Issuance of common shares for cash                              -        84,498               -                -              -
    Issuance of preferred shares of subsidiary for cash             -        16,000               -                -              -
    Issuance of redeemable preferred stock of
       subsidiary                                                   -        28,800         144,000                -              -
    Offering costs related to common and
       preferred stock offerings                                    -        (5,565)              -                -              -
    Redemption of preferred shares                                  -        (3,800)         (5,570)          (5,570)             -
    Repurchase of redeemable preferred stock of
subsidiary and payment of accrued dividend                          -             -         (32,629)               -              -
    Repurchase of redeemable warrants                               -             -          (2,671)               -              -
    Proceeds from exercise of stock options and
      warrants                                                  4,539         1,471           1,894              101          2,084
    Proceeds from advances from related parties                 3,334             -               -                -              -
    Payments on advances from related parties                  (7,744)            -               -                -              -
    Principal payments on capital lease obligations            (1,264)       (6,271)        (12,304)          (2,991)        (1,975)
    Proceeds from issuance of short-term debt                       -             -          17,500           17,500              -
    Principal payments on short-term debt                           -             -         (21,192)          (3,692)             -
    Proceeds from issuance of long-term debt                   57,340       305,613         300,034                -              -
    Principal payments on long-term debt                       (4,144)      (29,333)        (16,920)         (13,761)          (279)
    Deferred debt issuance costs                               (2,633)      (13,641)        (11,915)               -              -
                                                           ------------  -------------  -------------   --------------- ------------
          Net cash provided (used) by financing
                   activities                                  49,428       377,772         360,227           (8,413)          (170)
                                                           ------------  -------------  -------------   ---------------  -----------
          Net (decrease) increase in cash and cash
          equivalents                                          (9,556)      263,391         181,666          (38,253)       (91,148)
Cash and cash equivalents, beginning of period                 15,581         6,025         269,416          269,416        451,082
                                                           ============  =============  =============   ===============  ===========
Cash and cash equivalents, end of period                    $   6,025       269,416         451,082          231,163        359,934
                                                           ============  =============  =============   ===============  ===========



ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

----------------------------------------------------------------------------------------------------------------------------------
                                                                    Years ended September 30,                   December 31,
                                                           ------------------------------------------   --------------------------
                                                                1994          1995            1996           1995          1996
                                                           -------------   -----------   ------------   -------------  -----------
                                                                                                         (unaudited)
                                                                                       (in thousands)
Supplemental disclosure of cash flow information:
       Cash paid for interest                                $   2,981          9,311       19,190          2,684         1,755
                                                           =============   ===========   ============   =============  ===========
Supplemental schedule of non-cash financing and investing activities:
       Common shares issued in connection with
          business combinations, repayment of
          debt or conversion of liabilities to equity        $  31,647         11,452       77,772              -           350
                                                           =============   ===========   ============   =============  ===========
       Common shares issued in exchange for notes
           receivable, investments and other assets          $   3,050          1,398            -              -             -
                                                           =============   ===========   ============   =============  ===========
       Assets acquired under capital leases and
           through the issuance of debt or warrants
           (note 14)                                          $ 11,714         38,670       55,030             84        19,479
                                                           =============   ===========   ============   =============  ===========
       Liability related to business combination             $   8,746              -            -              -             -
                                                           =============   ===========   ============   =============  ===========
       Reclassification of investment in joint
          venture to long-term notes receivable            $        -           6,882            -              -             -
                                                           =============   ===========   ============   =============  ===========
       Conversion of notes receivable related to
          business combinations                            $        -           6,330            -              -             -
                                                           =============   ===========   ============   =============  ===========

See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

(1)  Organization and Nature of Business

     ICG Communications, Inc. ("ICG"), a Delaware corporation, was incorporated on April 11, 1996, for the purpose of becoming the new publicly-traded U.S. parent company of ICG Holdings (Canada), Inc. ("Holdings-Canada"), a Canadian federal corporation (formerly known as IntelCom Group Inc.), ICG Holdings, Inc. ("Holdings"), a Colorado corporation (formerly known as IntelCom Group (U.S.A.), Inc.), and its subsidiaries (collectively, the "Company"). Pursuant to a Plan of Arrangement (the "Arrangement"), which was approved by Holdings-Canada shareholders on July 30, 1996, and by the Ontario Court of Justice on August 2, 1996, each shareholder of Holdings-Canada exchanged their common shares on a one-for-one basis for either (i) shares of $.01 par value common stock of ICG (the "Common Stock"), or (ii) Class A common shares of Holdings-Canada (which are exchangeable at any time on a one-for-one basis into shares of ICG Common Stock). On August 2, 1996, 28,795,132, or approximately 98%, of the total issued and outstanding common shares of Holdings-Canada were exchanged for an equal number of shares of Common Stock of ICG. In accordance with generally accepted accounting principles, the Arrangement was accounted for in a manner similar to a pooling of interests since ICG and Holdings-Canada had common shareholders, and the number of shares outstanding and the weighted average number of shares outstanding reflect the equivalent shares outstanding for the combined companies.

     The Company's principal business activity is telecommunications services, including Telecom Services, Network Services and Satellite Services. Telecom Services consists of the Company's competitive local exchange carrier ("CLEC") operations. CLECs seek to provide an alternative to the incumbent local exchange telephone company for a full range of telecommunications services. The Company's Telecom Services customers are primarily long distance carriers and resellers, as well as business end users. Network Services supplies information technology services and selected networking products, focusing on network design, installation, maintenance and support for a variety of end users, including Fortune 1000 firms and other large businesses and telecommunications companies. Satellite Services provides satellite voice and data services to major cruise ship lines, the commercial shipping industry, yachts, the U.S. Navy and offshore oil platforms.

     (2)  Summary of Significant Accounting Policies

         (a)      Basis of Presentation

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and include the accounts of the Company and its majority and wholly owned subsidiaries. Financial information prior to the completion of the Arrangement on August 2, 1996, represents the financial position and results of operations of Holdings-Canada and Holdings, which are considered predecessor entities to ICG.

     In addition, the accompanying consolidated financial statements include the accounts of Teleport Transmission Holdings, Inc. ("TTH"), which holds certain transmission licenses acquired in connection with certain of the Company's business combinations in 1994. As of December 31, 1996, TTH is owned one-third each by two U.S. directors and one former director. TTH's financial statements have been consolidated with the financial statements of the Company due to common ownership and control.

     All significant intercompany accounts and transactions have been eliminated in consolidation.

         (b)      Change in Fiscal Year End

     The Company has elected to change its fiscal year end to December 31 from September 30, effective January 1, 1997. References to fiscal 1996 relate to the year ended September 30, 1996.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------
     Unaudited consolidated statements of operations and cash flows for the three months ended December 31, 1995 have been included in the accompanying consolidated financial statements for comparative purposes.

         (c)      Cash Equivalents and Short-term Investments

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests primarily in high grade short-term investments which consist of money market instruments, commercial paper, certificates of deposit, government obligations and corporate bonds, all of which are considered to be available for sale. The Company's investment objectives are safety, liquidity and yield, in that order. The Company carries all cash equivalents and short-term investments at cost, which approximates fair value.

         (d)      Inventory

     Inventory, consisting of satellite systems equipment and equipment to be utilized in the installation of communications systems and networks for customers, is recorded at the lower of cost or market, using the first-in, first-out method of accounting for cost.

         (e)      Investments

     Investments in joint ventures are accounted for using the equity method, under which the Company's share of earnings or losses of the joint ventures are reflected in operations and dividends are credited against the investment when received. Losses recognized in excess of the Company's investment due to additional investment or financing requirements, or guarantees, are recorded as a liability in the accompanying consolidated financial statements. Other investments representing an interest of 20% or more, but less than 50%, are accounted for using the equity method of accounting. Investments of less than 20% are accounted for using the cost method, unless the Company exercises significant influence and/or control over the operations of the investee company, in which case the equity method is used.

         (f)      Property and Equipment

     Property and equipment are stated at cost. Costs of construction are capitalized, including interest costs related to construction. Equipment held under capital leases is stated at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. Depreciation is provided using the straight-line method over the estimated useful lives of the assets owned and the related lease term for equipment held under capital leases.

     Effective January 1, 1996, the Company shortened the estimated depreciable lives for substantially all of its fixed assets. These estimates were changed to better reflect the estimated periods during which these assets will remain in service and result in useful lives which are more consistent with industry practice. The changes in estimates of depreciable lives were made on a prospective basis, beginning January 1, 1996. The effect of this change was to increase depreciation expense and net loss for the year ended September 30, 1996 by approximately $7.0 million ($0.26 per share).

     Estimated useful lives of major categories of property and equipment before and after January 1, 1996 are as follows:

                                          Before                      After
                                    January 1, 1996             January 1, 1996
                                 -------------------     -----------------------
Office furniture and equipment        5 to 7 years              3 to 7 years
Buildings and improvements              31.5 years                31.5 years
Machinery and equipment              7 to 15 years              3 to 8 years
Switch equipment                          15 years                  10 years
fiber optic transmission system           30 years                  20 years

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

         (g)      Other Assets

     Amounts related to the acquisition of transmission and other licenses are recorded at cost. Amortization is provided using the straight-line method over 20 years. Goodwill results from the application of the purchase method of accounting for business combinations. Amortization is provided using the straight-line method over a maximum of 20 years.

     Rights of way, minutes of use, and non-compete agreements are recorded at cost, and amortized using the straight-line method over the terms of the agreements, ranging from 2 to 12 years.

     Amortization of deferred financing costs is provided over the life of the related financing agreement, the maximum term of which is 10 years.

        (h)      Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

         (i)      Revenue Recognition

     During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts. Under the new method, the Company recognizes revenue as services are provided and continues to charge direct selling expenses to operations as incurred. The Company had previously recognized revenue in an amount equal to the non-cancelable portion of the contract, which is a minimum of one year on a three-year or longer contract, at the inception of the contract and upon activation of service to the customer to the extent of direct installation and selling expenses incurred in obtaining customers during the period in which such revenue was recognized. Revenue recognized in excess of normal monthly billings during the year was limited to an amount which did not exceed such installation and selling expense. The remaining revenue from the contract had been recognized ratably over the remaining non-cancelable portion of the contract. The Company believes the new method is preferable because it provides a better matching of revenue and related operating expenses and is more consistent with accounting practices within the telecommunications industry.

     As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995, and has presented the pro forma effects on prior periods assuming the change had been applied retroactively. The Company's results for fiscal 1996 reflect a charge of approximately $3.5 million relating to the cumulative effect of this change in accounting as of October 1, 1995. The effect of this change in accounting for fiscal 1996 was not significant.

     Revenue from Satellite Services is recognized as services are rendered. Revenue from Network Services contracts for the design and installation of communication systems and networks, which are generally short-term in duration, is recognized primarily using the percentage of completion method of accounting. Maintenance revenue is recognized as services are provided.

     Uncollectible trade receivables are accounted for using the allowance method.

         (j)      Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (k)      Loss Per Share

     Loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding. Weighted average number of shares outstanding for fiscal years 1994 and 1995 and the three months ended December 31, 1995 represents outstanding Holdings-Canada common shares. Weighted average number of shares outstanding for fiscal 1996 represents outstanding Holdings-Canada common shares for the period October 1, 1995 through August 2, 1996, and outstanding ICG Common Stock and Holdings-Canada Class A common shares (owned by third parties) for the period August 5, 1996 through September 30, 1996 and for the three-month period ended December 31, 1996.

     Common stock equivalents, which include options, warrants and convertible subordinated notes and preferred stock, are not included in the loss per share calculation as their effect is anti-dilutive.

  (l)      Stock-Based Compensation

     The Company accounts for its stock-based employee and non-employee director compensation plans using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations ("APB 25"). The Company has provided pro forma disclosures of net loss and loss per share as if the fair value based method of accounting for these plans, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), had been applied. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1996 and the three months ended December 31, 1996.

         (m)      Impairment of Long-Lived Assets

     Effective October 1, 1996 the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121") which requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to be generated by the asset is less than its carrying value. Measurement of the impairment loss is based on the fair value of the asset, which is generally determined using valuation techniques such as the discounted present value of expected future cash flows. The adoption of SFAS 121 had no effect on the consolidated financial statements of the Company.

       (n)      Reclassifications

     Beginning in fiscal 1996, network operating costs, which were previously classified as selling, general and administrative expenses, have been reclassified as operating costs to conform with current industry practice. Such expenses amounted to $2.6 million, $2.1 million, and $13.7 million in fiscal 1994, 1995 and 1996, respectively, and $2.4 million and $5.8 million for the three months ended December 31, 1995 and 1996, respectively. All prior financial information has been restated to conform with the current presentation.

     Certain other prior period amounts have been reclassified to conform with the current period's presentation.

(3)      Business Combinations and Investments

     (a)  Acquisitions and Investments During the Year Ended September 30, 1996

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     In January 1996, the Company purchased the remaining 49% minority interest of Fiber Optic Technologies, Inc. ("FOTI"), making FOTI a wholly owned subsidiary. Consideration for the purchase was approximately $2.0 million in cash and 66,236 common shares of Holdings-Canada valued at approximately $0.8 million, for total consideration of approximately $2.8 million.

     In February 1996, the Company entered into an agreement with Linkatel California, L.P. ("Linkatel") and its other partners, Linkatel Communications, Inc. and The Copley Press, Inc., under which the Company acquired a 60% interest in Linkatel for an aggregate purchase price of $10.0 million in cash and became the general partner of Linkatel. In April 1996, the partnership was renamed ICG Telecom of San Diego, L.P. ("ICG Telecom of San Diego").

     In March 1996, the Company acquired a 90% equity interest in Maritime Cellular Tele-Network, Inc. ("MCN"), a Florida-based provider of cellular and satellite communications for commercial ships, private vessels, offshore oil platforms and land-based mobile units, for approximately $0.7 million in cash and approximately $0.1 million of assumed debt, for total consideration of approximately $0.8 million.

     In August 1996, the Company acquired the Signaling System 7 ("SS7") business of Pace Network Services, Inc. ("Pace"), a division of Pace Alternative Communications, Inc. SS7 is used by local exchange companies, long-distance carriers, wireless carriers and others to signal between network elements, creating faster call set-up resulting in a more efficient use of network resources. The Company paid cash consideration of $1.6 million as of September 30, 1996 and an additional $1.0 million in January 1997, based on the operating results of the underlying business since the date of acquisition.

     The above acquisitions have been accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations are included in the consolidated financial statements from the date of acquisition. Revenue, net loss and loss per share on a pro forma basis are not significantly different from the Company's historical results for the periods presented herein. The aggregate purchase price of the 1996 acquisitions, in which the Company obtained a controlling interest, was allocated based on fair values as follows (in thousands):

        Current assets                                   $   6,563
        Property and equipment                               7,542
        Other assets, including goodwill                    10,647
        Current liabilities                                   (775)
        Long-term liabilities                               (6,314)
        Minority interest                                   (1,422)
                                                 ===================
                                                          $ 16,241
                                                ===================

     (b)  Acquisitions and Investments During the Year Ended September 30, 1995

     In January 1995, the Company and an unaffiliated entity formed Maritime Telecommunications Network, Inc. ("MTN") to provide wireless communications through satellites to the maritime cruise industry, U.S. Navy vessels and offshore oil platforms. The Company acquired (i) approximately 64% of MTN, (ii) approximately $4.4 million in notes receivable from MTN and (iii) consulting and non-compete agreements valued at an aggregate of approximately $0.3 million in exchange for (i) approximately $9.0 million in cash, (ii) the surrender and cancellation of a note to the Company from the other entity for $0.6 million plus interest, (iii) 408,347 Holdings-Canada common shares valued at approximately $5.1 million (of which 256,303 common shares were issued in the fourth quarter of fiscal year 1994, and (iv) the Company's commitment to provide additional convertible working capital advances to MTN as required by MTN. The other shareholder of MTN contributed the assets of a predecessor business to MTN.

     MTN also assumed approximately $2.1 million of obligations of such predecessor business. The Company paid a $0.5 million finder's fee obligation of the predecessor to a third party. The Company has also agreed that the Company will purchase the MTN shares owned by the other shareholder of MTN at fair value, as defined, if MTN has not completed a public offering of common stock by January 3, 1998.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


     In March 1995, the Company purchased a 56% interest and in July 1995, an additional 2% interest in Zycom Corporation ("Zycom"), an Alberta, Canada corporation whose shares are traded on the Alberta Stock Exchange. Consideration for the purchase was approximately $0.8 million in cash, the conversion of $2.0 million in notes receivable, and the assumption of approximately $0.7 million in debt for total consideration of approximately $3.5 million. In March 1996, the Company acquired an additional approximate 12% equity interest in Zycom by converting a $3.2 million receivable due from Zycom.

     The above acquisitions were accounted for using the purchase method of accounting. The aggregate purchase price of the 1995 acquisitions, in which the Company obtained a controlling interest, was allocated based on fair values as follows (in thousands):

       Current assets                                    $       1,835
       Property and equipment                                    9,086
       Other assets, including goodwill                         16,986
       Current liabilities                                      (2,764)
       Long-term liabilities                                    (6,779)
       Minority interest                                        (4,850)
                                                 ----------------------
                                                          $     13,514
                                                 ======================

     In November 1994 and January 1995, the Company purchased an aggregate of 571,428 shares of InterAmericas Communications Corporation ("InterAmCom") for total cash consideration of $2.0 million, which represented an approximate 6% interest. During fiscal 1995, the Company recorded an allowance of $2.0 million for the impairment of the investment based on management's estimate of the net realizable value of the investment.

     During fiscal 1995, the Company invested approximately $5.2 million ($3.9 million in cash, $1.1 million in common shares of Holdings-Canada, and the conversion of approximately $0.2 million in notes receivable) in StarCom International Optics Corporation ("StarCom"), for which the Company received a 25% equity interest in each of StarCom's wholly owned operating subsidiaries. The total acquisition price is included in investments in the accompanying consolidated financial statements. The 25% equity interest has been pledged as collateral for StarCom financings.

         (c)      Acquisitions During the Year Ended September 30, 1994

     In August 1994, the Company acquired DataCom Integrated Systems Corporation ("DataCom"). The Company issued 141,654 Holdings-Canada common shares (14,854 of which were issued in fiscal 1995) valued at approximately $2.0 million as consideration for the purchase. Based on the performance of that business since the acquisition date, the Company issued to the previous owners of DataCom 17,908 shares of ICG Common Stock valued at approximately $0.4 million during the three months ended December 31, 1996.

     In July 1994, the Company completed the acquisition of FiberCap, Inc. Consideration for the purchase was approximately $0.2 million in cash, 57,250 common shares of Holdings-Canada valued at approximately $0.8 million and a note payable of $0.1 million, for total consideration of $1.1 million.

     In April 1994, the Company acquired Mid-American Cable Inc. for an aggregate price of $1.6 million. Consideration for the purchase was $0.2 million in cash and 84,401 common shares of Holdings-Canada valued at $1.4 million.

     In April 1994, the Company acquired PTI Harbor Bay, Inc./UpSouth Corporation ("Bay Area Teleport"). Total consideration paid for the purchase was approximately $0.3 million in cash and 1,183,147 common shares of Holdings-Canada valued at approximately $19.0 million, for total consideration of approximately $19.3 million.

     In April 1994, the Company acquired substantially all the business assets of Mtel Digital System, Inc. ("Mtel DS"). Consideration for the purchase was approximately $0.7 million in cash and a note payable for approximately $6.9 million, bearing interest at 7.5% per annum, for total consideration of approximately $7.6 million. The note was paid during 1995.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     In connection with the Bay Area Teleport and Mtel DS acquisitions, the Company paid an aggregate amount of approximately $0.5 million to an unaffiliated third party as a finder's fee, which is included in the cost of the acquisitions. The fee was satisfied through the issuance of 31,513 common shares of Holdings-Canada.

     In February 1994, the Company agreed to acquire Nova-Net Communications, Inc. ("Nova-Net"). The Company assumed management control of Nova-Net effective May 1, 1994 and completed the acquisition on November 2, 1994. Consideration for the purchase was $0.7 million in cash, assumption of approximately $1.4 million in outstanding debt, after payments subsequent to September 30, 1994, and approximately $6.6 million in common shares of Holdings-Canada, for an aggregate price of approximately $8.7 million. During fiscal 1995, the Company recorded a provision for impairment of the goodwill recorded in connection with the Nova-Net acquisition of $5.0 million, based on management's estimate of the net realizable value of the investment.

     In October 1993, the Company purchased all the real and personal property and licenses of an earth station in Steele Valley, California, for consideration of approximately $0.9 million, which was satisfied through the issuance of 2,253 common shares of Holdings-Canada valued at approximately $0.1 million and $0.8 million in cash.

     The above acquisitions were accounted for using the purchase method of accounting. The aggregate purchase price of the 1994 acquisitions was allocated based on fair values as follows (in thousands):

      Current assets                                            $    4,848
      Property and equipment                                        23,278
      Other assets, including goodwill                              19,531
      Current liabilities                                           (5,588)
                                                        ===================
                                                                 $  42,069
                                                        ===================

         (d)      Investments in Joint Venture and Affiliate

     In January 1997, the Company announced a joint venture with Central and Southwest Corporation ("CSW") which will develop and market telecommunications services in Texas and Oklahoma (and may expand to Arkansas and Louisiana). Each party has a 50% equity interest and is required to make additional pro rata capital contributions as prescribed in the joint venture agreement. The Company estimates its contributions to be approximately $24.2 million in 1997, with aggregate contributions of approximately $49.7 million over the next five years. The joint venture will be accounted for using the equity method of accounting.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     In September 1992, the Company entered into a joint venture agreement with Greenstar Technologies Inc. (now GST Telecommunications, Inc. ("GST")) in which each party had a 50% equity interest. The purpose of the joint venture was to design, construct and operate a competitive access network in Phoenix. In return for its 50% interest, the Company was required to provide equity or debt financing. As of September 30, 1996, the Company had provided financing of $11.7 million, including working capital advances, which is included in long-term notes receivable and had established a valuation allowance of $5.8 million due to uncertainty of collection. Working capital advances totaled $0.4 million and were included in Receivables-Joint Venture and Affiliate as of September 30, 1995. The Company began to record losses for its 50% interest in the joint venture in the second quarter of fiscal 1994, and as of September 30, 1996, had recorded a total loss of $3.7 million, including a loss of $1.5 million for the year ended September 30, 1996. The Company's equity contribution to the joint venture through September 30, 1996 totaled $1.2 million. Effective October 1, 1996, the Company sold its interest in the joint venture to GST. The Company received approximately $2.1 million in cash, representing $1.3 million of consideration for its 50% interest and $0.8 million for equipment and amounts advanced to the joint venture. In addition, the Company received equipment with a net book value of $2.4 million and assumed liabilities of $0.3 million. The Company may receive and additional $2.0 million based upon the future performance of the business. The $0.8 million gain on sale of the investment is included in other income for the three-month period ended December 31, 1996.

     Also included in Receivables-Joint Venture and Affiliate at September 30, 1995, is $0.3 million due from an affiliate of the Company's Mexican subsidiary. The Company is in the process of selling its investment in Mexico. The gain or loss on the sale is not expected to be significant.

(4)      Notes Receivable

         Notes receivable due within one year are comprised of the following:

                                                                                  September 30,                December 31,
                                                                         --------------------------------   --------------------
                                                                             1995              1996                1996
                                                                         --------------   ---------------   --------------------
                                                                                             (in thousands)
         Due from Crescomm Telecommunications
              Services, Inc., with interest at approximately 8%          $        250                -                 -
         Due from NovoComm, Inc., with interest at 8%                           1,500              200               200
         Other                                                                     11               63                 -
                                                                        ---------------   --------------    -------------------
                                                                          $     1,761              263               200
                                                                         ==============   ===============   ====================

     The NovoComm, Inc. note receivable at September 30, 1996 and December 31, 1996 is net of a valuation allowance of $1.3 million based on management's uncertainty as to collection.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------
 (5)      Property and Equipment

         Property and equipment, including assets owned under capital leases, is comprised of the following:

                                                                               September 30,                    December 31,
                                                                      --------------------------------
                                                                          1995               1996                   1996
                                                                      --------------     -------------        -----------------
                                                                                           (in thousands)
           Land                                                           $1,519                  -                      -
           Buildings and improvements                                      3,676               2,684                 2,684
           Furniture, fixtures and office equipment                       13,666              25,143                29,214
           Machinery and equipment                                        25,195              21,057                21,398
           Fiber optic equipment                                          39,104              77,354                89,874
           Satellite equipment                                            15,044              18,024                20,195
           Switch equipment                                               20,302              53,413                58,571
           Fiber optic transmission system                                74,251             111,172               120,548
           Building/site preparation                                           -                   -                    21
           Construction in progress (see note 14)                         35,852              74,588               117,972
                                                                      --------------    --------------    ---------------------
                                                                         228,609             383,435               460,477
           Less accumulated depreciation                                 (26,605)            (47,298)              (56,545)
                                                                     ---------------    -------------     ---------------------
                                                                        $202,004             336,137               403,932
                                                                      ==============    ==============    =====================

     Property and equipment includes approximately $118.0 million of equipment which has not been placed in service at December 31, 1996, and accordingly is not being depreciated. The majority of this amount is related to new network construction (see note 14).

     Certain of the above assets have been pledged as security for long-term debt and capital lease obligations at December 31, 1996. The following is a summary of property and equipment owned under capital leases:

                                                                     September 30,                          December 31,
                                                    -------------------------------------------------
                                                            1995                       1996                     1996
                                                    ----------------------    -----------------------   ----------------------
                                                                                  (in thousands)

          Machinery and equipment                   $           10,349                  7,882                     8,043
          Fiber optic equipment                                    663                    395                       377
          Switch equipment                                      17,529                 26,509                    25,733
          Construction in progress                              13,935                 52,645                    71,842
                                                    ----------------------    -----------------------   ----------------------
                                                                42,476                 87,431                   105,995
          Less accumulated depreciation                         (2,117)                (4,362)                   (5,171)
                                                    ======================    =======================   ======================
                                                    $           40,359                 83,069                   100,824
                                                    ======================    =======================   ======================


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


(6)      Other Assets

         Other assets are comprised of the following:

                                                                        September 30,                         December 31,
                                                       ---------------------------------------------
                                                               1995                       1996                    1996
                                                       ---------------------     -------------------    ----------------------
                                                                                   (in thousands)

          Deposits                                         $         811                    3,514                   3,579
          PACE customer base                                           -                    1,580                   2,581
          Rights of way                                            1,091                    1,707                   1,739
          Minutes of use agreement                                     -                    1,421                   1,421
          Non-compete agreements                                     602                      602                     902
          Risk premium                                             2,004                        -                       -
          Other                                                      552                      800                     807
                                                       ---------------------    --------------------    ----------------------
                                                                   5,060                    9,624                  11,029
          Less accumulated amortization                           (1,785)                  (1,227)                 (1,547)
                                                       =====================    ====================    ======================
                   Other                                     $     3,275                    8,397                   9,482
                                                       =====================    ====================    ======================


(7)      Related Party Transactions

     During fiscal 1996, Holdings-Canada and International Communications Consulting, Inc. ("ICC") entered into a consulting agreement whereby ICC will provide various consulting services to the Company through December 1999 in exchange for approximately $4.2 million in consulting fees to be paid during the term of the agreement. During fiscal 1996 and for the three-month period ended December 31, 1996, the Company paid $1.3 million and $0.3 million, respectively, related to this consulting agreement. William W. Becker, a stockholder and former director of the Company, is President and Chief Executive Officer of ICC.

     At September 30, 1995 and 1996, and December 31, 1996, receivables from officers and employees in the amount of approximately $0.6 million are primarily comprised of notes bearing interest at 7% and are included in Receivables-Other in the accompanying consolidated financial statements. The notes receivable relate to relocation expenses of officers.

     Effective May 31, 1994, the Company acquired the remaining 4% minority interest in Holdings from Worldwide Condominium Developments, Inc. ("WWCDI"), a related entity. The 4% interest was exchanged for (i) the transfer of the Company's oil and gas properties (at an estimated value of approximately $0.9 million), (ii) the surrender and cancellation of two demand promissory notes receivable from William W. Becker, owner of WWCDI (the "Becker Interests"), in the total principal amount of approximately $4.0 million and (iii) 373,663 common shares of Holdings-Canada. The 4% minority interest in Holdings was valued at approximately $12.2 million by the non-related members of the Company's Board of Directors. The transaction was approved unanimously by Holdings-Canada's non-related directors, and ratified by Holdings-Canada's non-related shareholders. Due to the related party nature of the purchase, the investment has been recorded at the historical basis of WWCDI. As a result, consideration in excess of the historical basis has been recorded in a manner similar to a dividend.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


(8)      Long-term Debt and Short-term Notes Payable

         Long-term debt is summarized as follows:
                                                                         September 30,                   December 31,
                                                                    -------------------------------------
                                                                           1995                1996                 1996
                                                                    ------------------    ---------------  ----------------------
                                                                                           (in thousands)

       12 1/2% Senior discount notes, net of discount (a)              $                           315,626           325,530
                                                                                -
       13 1/2% Senior discount notes, net of discount (b)                    299,934               343,772           355,955
       Convertible subordinated notes (c)                                  74,434                   491                65
       Credit facility (d)                                                 13,515                     -                 -
       Notepayable with interest at the 90-day  commercial paper rate plus 4.75%
           (10.09%  at  December  31,  1996),  due  2001,   secured  by  certain
           telecommunications equipment
                                                                                -                 5,888             5,815
       Note payable with interest at 11%, due monthly
           through fiscal 1999, secured by equipment                        3,493                 2,803             2,625
       Mortgage payable with interest at 8.5%, due monthly through
           2009, secured by building                                        1,242                 1,194             1,177
       Notes payable to sellers of FOTI and FOTDS (e)                         600                     -                 -
       Other                                                                  336                    10                 8
                                                                    ------------------    ---------------   ---------------------
                                                                      $   393,554               669,784           691,175
       Less current portion                                               (14,454)                 (795)             (817)
                                                                    ------------------    ---------------   ---------------------
                                                                      $   379,100               668,989           690,358

                                                                    ============       (a)      12 1/2% Senior Discount Notes

     On April 30, 1996, Holdings completed a private placement (the "1996 Private Offering") of 12 1/2% Senior Discount Notes (the "12 1/2% Notes") and of 14 1/4% Exchangeable Preferred Stock (the "14 1/4% Preferred Stock") for gross proceeds of $300.0 million and $150.0 million, respectively. Net proceeds from the 1996 Private Offering, after issuance costs of approximately $17.0 million, were approximately $433.0 million.

     The 12 1/2% Notes are unsecured senior obligations of Holdings (guaranteed by ICG and Holdings-Canada) that mature on May 1, 2006, with a maturity value of $550.3 million. Interest will accrue at 12 1/2% per annum beginning May 1, 2001, and is payable each May 1 and November 1 commencing November 1, 2001. The 12 1/2% Note indenture contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions.

     The 12 1/2% Notes were originally recorded at approximately $300.0 million. The discount on the 12 1/2% Notes and the debt issuance costs are being accreted over ten years until maturity at May 1, 2006. The accretion of the discount and debt issuance costs is included in interest expense in the accompanying consolidated financial statements.

     Approximately $35.3 million of the proceeds from the 1996 Private Offering were used to redeem the 12% redeemable preferred stock of Holdings (the "Redeemable Preferred Stock") issued in August 1995 ($30.0 million), pay accrued preferred dividends ($2.6 million) and to repurchase 916,666 warrants of the Company ($2.7 million) issued in connection with the Redeemable Preferred Stock. The Company recognized a charge to minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock of approximately $12.3 million for the excess of the

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


redemption price of the Redeemable Preferred Stock over the carrying amount at April 30, 1996, and recognized a charge to interest expense of approximately $11.5 million for the payments made to noteholders with respect to consents to amendments to the indenture governing the 13 1/2% Notes to permit the 1996 Private Offering.

         (b)      13 1/2% Senior Discount Notes

     On August 8, 1995, Holdings completed a high yield debt offering (the "1995 Private Offering") through the issuance of 58,430 units (the "Units"), each Unit consisting of ten $1,000, 13 1/2% Senior Discount Notes (the "13 1/2% Notes") due September 15, 2005, and warrants to purchase 33 common shares of
Holdings-Canada (the "Unit Warrants"), resulting in net proceeds of approximately $286.0 million, net of approximately $14.0 million in issuance costs. The 13 1/2% Notes were sold at approximately 51% of the stated maturity of $584.3 million, and will mature on September 15, 2005. Interest accrues at the rate of 13 1/2% per annum beginning September 15, 2000 and is payable in cash each March 15 and September 15 commencing March 15, 2001.

     The 13 1/2% Notes were originally recorded at approximately $294.0 million, which represents the $300.0 million in proceeds less the approximate $6.0 million value assigned to the Unit Warrants, which is included in additional paid-in capital. The discount on the 13 1/2% Notes is being accreted using the interest method over five years until September 15, 2000, the date at which the 13 1/2% Notes can first be redeemed. The value assigned to the Unit Warrants, representing additional debt discount, is also being accreted to the debt over the five-year period. The accretion of the total discount is included in interest expense in the accompanying consolidated financial statements.

     Holdings may redeem the 13 1/2% Notes on or after September 15, 2000, in whole or in part, at the redemption prices set forth in the agreement, plus unpaid interest, if any, at the date of redemption. The 13 1/2% Notes are guaranteed on a senior, unsecured basis by ICG and Holdings-Canada. The 13 1/2%
Note indenture contains certain covenants which provide for limitations on indebtedness, dividends, asset sales, and certain other transactions.

     The Unit Warrants entitle the holder to purchase one common share of Holdings-Canada at the exercise price of $12.51 per share and are exercisable at any time between August 8, 1996 and August 8, 2005 (see note 12 (c)).

     In connection with the issuance of the 13 1/2% Notes, the Company obtained $6.0 million of interim financing from the placement agent and certain private investors in exchange for the issuance of an aggregate of 520,000 Series A Warrants (see note 12 (c)). The $6.0 million was repaid with a portion of the proceeds from the 1995 Private Offering. As a result of the repayment of the interim financing, the value assigned to the Series A Warrants totaling approximately $3.0 million, representing debt discount, was charged to interest expense during the year ended September 30, 1995.

         (c)      Convertible Subordinated Notes

     Effective September 17, 1993, Holdings-Canada issued $18.0 million in convertible subordinated notes with interest at 8% ("8% Notes"). Interest was payable, at the option of the Company, in cash or through the issuance of additional 8% Notes. The 8% Notes were subordinated to all present and future senior debt.

     The 8% Notes, excluding unpaid interest, were convertible, at the option of the holder, at any time into common shares of Holdings-Canada at a conversion price of $15.60 for each common share. During fiscal 1995, approximately $1.1 million of the 8% Notes, including approximately $0.1 million of interest paid in 8% Notes, were converted to 69,230 common shares of Holdings-Canada. During fiscal 1996, the remaining $17.0 million of the 8% Notes and approximately $3.1 million of interest paid in 8% Notes were converted into 1,289,738 shares of Holdings-Canada.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     The Company, in conjunction with the issuance of the 8% Notes, paid to its placement agent a private placement fee of $0.9 million. The private placement fee was included in deferred financing costs as of September 30, 1995 and was being amortized over the term of the 8% Notes. During the year ended September 30, 1996, the remaining $0.5 million of deferred financing costs were written off upon conversion of the 8% Notes.

     Effective October 28, 1993, the Company issued approximately $47.8 million in convertible subordinated notes with interest at 7% ("7% Notes"). The 7% Notes were due October 30, 1998, unless earlier converted or redeemed. Interest was payable, at the option of the Company, in cash or through the issuance of additional 7% notes. The 7% Notes were subordinated to all present and future senior debt.

     All or any portion of the outstanding principal amount of any note and interest are convertible, at the option of the holder, into common shares of Holdings-Canada at a conversion price of $18.00 for each common share.

     During fiscal 1996, the Company notified the holders of the 7% Notes of its intent to redeem the 7% Notes, together with accrued interest. As of December 31, 1996, approximately $47.8 million of the 7% Notes and approximately $8.9 million of interest paid in 7% Notes were converted into 3,146,283 shares of Holdings-Canada. As of December 31, 1996, approximately $0.1 million of interest paid in 7% Notes remains outstanding, which are in the process of being converted.

     The Company paid to the placement agent a private placement fee of approximately $2.4 million. The private placement fee, included in deferred financing costs, was being amortized over the term of the 7% Notes. During the year ended September 30, 1996, approximately $1.1 million of deferred financing costs were written off upon conversion of the 7% Notes.

         (d)      Credit Facility

     Effective November 16, 1990, the Company, through Teleport Denver Ltd. ("TDL"), a subsidiary of Holdings, entered into an $18.0 million financing arrangement with Communications Credit Corp. ("CCC"), a subsidiary of Northern Telecom Finance Corporation, to provide for the acquisition, construction, installation, operation, maintenance and expansion of a fiber optic transmission system. The promissory notes accrued interest at 5.5% over the 90-day high grade commercial paper rate with a maximum rate of 14.5%.

     In December 1995, the Company refinanced this credit facility as part of the short-term financing agreement with Norwest Bank Colorado, N.A. ("Norwest"), described below, which was repaid in March, 1996. During the year ended September 30, 1996, $1.1 million of deferred financing costs were written off upon payment of the credit facility.

         (e)      Notes Payable to Sellers of FOTI and FOTDS

     In conjunction with the 1992 acquisitions of FOTI and Fiber Optic Technologies Data Systems, Inc. ("FOTDS"), the Company issued notes payable of approximately $2.0 million bearing interest at 7% per annum, payable annually in cash or common shares of Holdings-Canada at the option of the Company. The principal was payable through the issuance of 266,800 common shares of Holdings-Canada, at a deemed value of $7.50 per common share. As of September 30, 1995, 186,800 Holdings-Canada common shares had been issued. On January 3, 1996, the final payment was satisfied at a discount, with the Company issuing 76,027 common shares of Holdings-Canada pursuant to an agreement to purchase the remaining 49% of FOTI (see note 3).

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     Scheduled principal maturities of long-term debt as of December 31, 1996 are as follows (in thousands):

     Due within:
         One year                                       $           817
         Two years                                                1,774
         Three years                                              1,680
         Four years                                               1,287
         Five years                                                 938
         Thereafter (a)                                       1,137,794
                                                    ---------------------
                                                              1,144,290
           Less unaccreted discount on the
              12 1/2% Notes and 13 1/2% Notes                  (453,115)
                                                    ---------------------
                                                    $           691,175
                                                   =====================

     (a) Includes $550.3 million of 12 1/2% Notes and $584.3 million of 13 1/2% Notes due at maturity.

         Short-term Note Payable and Line of Credit

     At September 30, 1995, FOTI maintained a $4.0 million line of credit bearing interest at the prime rate plus 5% that was payable on demand. In December 1995, the Company refinanced the line of credit as part of a short-term facility with Norwest described below.

     In December 1995, Holdings obtained $17.5 million of short-term financing with Norwest, with interest at 2.5% above the Money Market Account yield, to refinance certain of the Company's debt. The Company paid off this debt and accrued interest in March 1996.

(9)      Capital Lease Obligations

     The Company is obligated under various capital lease agreements for equipment at September 30, 1995 and 1996, and December 31, 1996. Capital lease obligations increased in fiscal 1996 primarily due to the Company's agreement with Southern California Edison Company to license fiber optic cable in Southern California (see note 14(a)).

     The future required payments under the Company's capital lease obligations subsequent to December 31, 1996 are as follows (in thousands):

     Due within:
         One year                                        $       31,552
         Two years                                               15,644
         Three years                                             13,914
         Four years                                              14,340
         Five years                                              17,352
         Thereafter                                             107,532
                                                     ---------------------
            Total minimum lease payments                        200,334
              Less amounts representing interest               (104,505)
                                                     ---------------------
              Present value of net minimum lease
                payments                                         95,829
              Less current portion                              (24,683)
                                                     ---------------------
                                                        $        71,146
                                                     =====================

(10)     Redeemable Preferred Stock of Subsidiary

         12% Redeemable Preferred Stock

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     In August 1995, Holdings-Canada completed a private placement of preferred stock (the "Private Placement") in connection with the 1995 Private Offering discussed in note 8. The Private Placement consisted of 300,000 shares of Redeemable Preferred Stock and warrants to purchase 2,750,000 common shares of Holdings-Canada (see note 12(c)) for net proceeds of $28.8 million, after payment of $1.2 million in issuance costs. The Redeemable Preferred Stock accrued dividends quarterly at an annual rate of 12% per annum.

     The Redeemable Preferred Stock was originally recorded at approximately $13.7 million, which represents the $28.8 million in net proceeds less the approximate $15.1 million value assigned to the warrants, which was included in additional paid-in capital of the Company. The value assigned to the warrants, representing a discount on the Redeemable Preferred Stock, was accreted through the time the Redeemable Preferred Stock was redeemed on April 30, 1996 with a portion of the proceeds from the 1996 Private Offering.

         14 1/4% Exchangeable Preferred Stock

     The 14 1/4% Preferred Stock consists of 150,000 shares of preferred stock that bear a cumulative dividend at the rate of 14 1/4% per annum. The dividend is payable quarterly in arrears each February 1, May 1, August 1 and November 1 commencing August 1, 1996. Through May 1, 2001, the dividend is payable, at the option of the Company, in cash or additional shares of 14 1/4% Preferred Stock. The Company may exchange the 14 1/4% Preferred Stock into 14 1/4% Senior Subordinated Exchange Debentures at any time after the exchange is permitted by certain indenture restrictions. The 14 1/4% Preferred Stock is subject to mandatory redemption on May 1, 2007.

     Included in minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock for the years ended September 30, 1995 and 1996, and the three months ended December 31, 1996, is approximately $1.3 million, $27.0 million and $5.8 million, respectively, associated with the Redeemable Preferred Stock (fiscal 1995 and fiscal 1996) and the 14 1/4% Preferred Stock (fiscal 1996 and the three months ended December 31,
1996), including the accretion of warrants issued in connection with the Redeemable Preferred Stock, accretion of issuance costs and a 12% and 14 1/4% preferred stock dividend accrual on the Redeemable Preferred Stock and the 14 1/4% Preferred Stock, respectively. These costs are partially offset by the minority interest share of losses in subsidiaries of approximately $0.6 million, $2.7 million and $0.8 million for the years ended September 30, 1995 and 1996, and the three months ended December 31, 1996, respectively.

(11)     Convertible Preferred Stock of Subsidiary

         Convertible Series B Preferred Stock, no par value, 2,000,000 shares authorized; 990,000 shares issued and outstanding at September 30, 1995.

     In May and June 1995, Holdings-Canada sold an aggregate of 1,600,000 convertible preferred shares, having an aggregate stated value of $16.0 million. Net proceeds to the Company, after issuance costs of approximately $0.9 million, were approximately $15.1 million. The convertible preferred shares were convertible at the holders' election into common shares of Holdings-Canada commencing in July 1995, at a discount from the market price at the time of conversion equal to 18.5% for $6.0 million of the convertible preferred shares ("Series A Preferred Stock") and 17.5% for $10.0 million of the convertible preferred shares ("Series B Preferred Stock").

     In July 1995, 10,000 shares of the Series B Preferred Stock were repurchased for $0.1 million in cash. In August and September 1995, 200,000 shares of the Series A Preferred Stock were converted to 302,029 common shares of Holdings-Canada valued at $2.0 million, and 400,000 shares of the Series A Preferred Stock were repurchased for approximately $4.2 million in cash. The excess of the repurchase price over the stated value of the Series A and Series B Preferred Stock repurchased of approximately $0.5 million was treated as a preferred stock dividend and is included in minority interest in share of losses, net of accretion and preferred dividends on subsidiary preferred stock in the accompanying consolidated financial statements.

     During fiscal 1996, the Company repurchased approximately $5.6 million of the Series B Preferred Stock, and approximately $3.8 million of the Series B Preferred Stock was converted to Holdings-Canada common shares. The excess of the

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

repurchase and conversion price over the stated value of the Series B Preferred Stock of approximately $1.0 million has been treated as a preferred stock dividend and is included in minority interest in share of losses, net of accretion and preferred stock dividends on subsidiary preferred stock in the accompanying consolidated financial statements. No convertible preferred shares remained outstanding at September 30, 1996.

(12)     Stockholders' Equity (Deficit)

         Common Stock

     Common stock outstanding at December 31, 1996 represents the issued and outstanding Common Stock of ICG and Class A common shares of Holdings-Canada (owned by third parties) which are exchangeable at any time, on a one-for-one basis, for ICG Common Stock. The following table sets forth the number of shares outstanding for ICG and Holdings-Canada on a separate company basis as of December 31, 1996:

                                                                           Shares owned by ICG         Shares owned by
                                                                                                        third parties
                                                                           --------------------       -------------------
           ICG   Common Stock, $.01 par value, 100,000,000 shares
                 authorized; 0, 29,888,376 and 31,087,825 shares issued
                 and outstanding at September 30, 1995 and 1996, and
                 December 31, 1996, respectively                                        -                 31,087,825
           Holdings-Canada Class A common shares, no par value,
                 100,000,000 shares authorized; 24,990,839, 31,672,103 and
                 31,795,270  shares issued and outstanding at September 30,
                 1995 and 1996, and December 31, 1996, respectively: Class A common shares, exchangeable on a one-for-one basis for ICG
                 Common Stock at any time
                                                                                         -                    807,054
                 Class A common shares owned by ICG                             30,988,216                          -
                                                                                                      -------------------
           Total shares outstanding                                                                        31,894,879
                                                                                                      ===================


         (a)      Private Placements

     In May and June 1995, the Company privately placed 595,000 common shares of Holdings-Canada for $7.50 per share. Net proceeds to the Company, after issuance costs of approximately $0.4 million, were approximately $4.0 million. Pursuant to a private placement memorandum dated June 1993, for the issue of 1,500,000 common shares for approximately $8.3 million, the Company agreed to file a registration statement with the Securities and Exchange Commission of the United States that was to become effective on or before October 11, 1993. The registration statement did not become effective on or

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------
before that date. As a result, the Company issued, for no additional consideration, an additional 197,250 shares to the investors. The issuance of these additional shares was recorded as a capital transaction during the year ended September 30, 1994.

         (b)      Stock Options and Employee Stock Purchase Plan

     In fiscal years 1991, 1992 and 1993, the Company's Board of Directors approved incentive stock option plans and replenishments to those plans which provide for the granting of options to directors, officers, employees and consultants of the Company to purchase 285,000, 724,400 and 1,692,700 shares, respectively, of the Company's Common Stock, with exercise prices between 80% and 100% of the fair value of the shares at the date of grant. A total of 1,849,600 options have been granted under these plans with exercise prices ranging from approximately $2.92 to $14.03. Compensation expense has been recorded for options granted at an exercise price below the fair market value of the Company's Common Stock at the date of grant, pursuant to the provisions of APB 25. The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

     In fiscal years 1994, 1995 and 1996, and the three months ended December 31, 1996, the Company's Board of Directors approved incentive and non-qualified stock option plans and replenishments to those plans which provide for the granting of options to certain directors, officers and employees to purchase 2,536,000 shares of the Company's Common Stock under the 1994 plan and an aggregate of 2,700,000 shares of the Company's Common Stock under the 1995 and 1996 plans. A total of 4,177,381 options have been granted under these plans at exercise prices ranging from $7.94 to $26.25, none of which were less than 100% of the fair market value of the shares underlying options on the date of grant, and, accordingly, date of grant, and accordingly, no compensation expense has been recorded for these options under APB 25. The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

     In October 1996, the Company established an Employee Stock Purchase Plan whereby employees can elect to designate 1% to 30% of their annual salary, up to a limit of $25,000 per year, to be used to purchase shares of the Company's Common Stock at a 15% discount to fair market value. Stock purchases will occur four times a year on February 1, May 1, August 1 and November 1, with the price per share equaling the lower of 85% of the market price at the beginning or end of the offering period. The Company is authorized to issue a total of 1,000,000 shares of Common Stock to participants in the plan. No shares of the Company's Common Stock had been sold to employees under this plan as of December 31, 1996. On February 1, 1997, the Company sold 22,330 shares of the Company's Common Stock to employees under this plan.

     The Company recorded compensation expense in connection with its stock-based employee and non-employee director compensation plans of $0.9 million, $0.2 million, $0.1 million and $0.2 million for fiscal years 1994, 1995 and 1996, and the three months ended December 31, 1996, respectively, pursuant to the intrinsic value based method of APB 25. Had compensation expense for the Company's plans been determined based on the fair market value of the options at the grant dates for awards under those plans consistent with the provisions of SFAS 123, the Company's pro forma net loss and loss per share would have been as presented below. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1996 and the three months ended December 31, 1996.

                                    Year ended              Three months ended
                                  September 30, 1996          December 31, 1996
                                  ---------------------    ---------------------
                                   (in thousands, except per share amounts)
Net loss:
    As reported                          $(184,107)                   (49,823)
    Pro forma                             (186,831)                   (50,819)
Loss per share:
    As reported                            $(6.83)                     (1.56)
    Pro forma                               (6.93)                     (1.60)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended September 30, 1996 and the three months ended December 31, 1996: an expected option life of three years for directors, officers and other executives, and two years for other employees, for both periods; expected volatility of 50% for both periods; and risk-free interest rates ranging from 5.03% to 6.57% for directors, officers and other executives and 5.22% to 6.10% for other employees, for both periods. Risk-free interest rates, as were currently available on the grant date, were assigned to each granted option based on the zero-coupon rate of U.S. Treasury bills to be held for the same period as the assumed option life. Since the Company does not anticipate issuing any dividends on its Common Stock, the dividend yield was assumed to be zero. The weighted average fair market value of options granted during the year ended September 30, 1996 and the three months ended December 31, 1996 was approximately $5.28 and $9.42 per option, respectively.

         As options outstanding at December 31, 1996 will continue to vest in subsequent periods and additional options are expected to be awarded under existing and new plans, the above pro forma results of applying a fair value based method of accounting for stock-based compensation for the year ended September 30, 1996 and the three months ended December 31, 1996 are not necessarily indicative of the effects on net loss and loss per share in future periods.

         The following table summarizes the status of the Company's stock-based compensation plans as of and for the fiscal years ended September 30, 1994, 1995 and 1996, and as of and for the three months ended December 31, 1996:

                                                  Shares underlying           Weighted average            Options
                                                       options                 exercise price           exercisable
                                               -------------------------  -------------------------  -------------------
                                                    (in thousands)                                     (in thousands)
    Outstanding at October 1, 1993                         865
    Granted                                                516                   $ 12.23
    Exercised                                              (62)                     3.34
                                               -------------------------

    Outstanding at  September 30, 1994                   1,319                      6.81                    769
    Granted                                              2,520                      9.73
    Exercised                                             (264)                     3.32
    Canceled                                              (201)                    13.25
                                               -------------------------

    Outstanding at September 30, 1995                    3,374                      9.08                    940
    Granted                                              1,322                     11.78
    Exercised                                             (248)                     7.55
    Canceled                                              (243)                    11.12
                                               -------------------------

    Outstanding at September 30, 1996                    4,205                      9.77                   2,264
    Granted                                                335                     18.59
    Exercised                                              (31)                     8.95
    Canceled                                               (56)                    12.65
                                               -------------------------
    Outstanding at December 31, 1996                     4,453                     10.34                   2,969
                                               =========================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

         The following table summarizes information about options outstanding at December 31, 1996:

                          ---------------------------------------------------------      -----------------------------------
                                                    Weighted
                                                    average             Weighted                                 Weighted
         Range of                                  remaining             average                                  average
         exercise               Number            contractual           exercise              Number             exercise
          prices              outstanding             life                price             exercisable            price
    -------------------   --------------------  -----------------    ----------------   --------------------  --------------
                            (in thousands)         (in years)                             (in thousands)

     $ 2.92   -   6.74             353                 5.93           $     3.23                 353            $    3.23
           7.94                  1,550                 8.41                 7.94               1,550                 7.94
       8.50   - 10.00            1,027                 8.81                 9.76                 377                 9.36
      10.88   - 19.13            1,430                 8.24                14.35                 687                12.80
      19.25   - 26.25               93                 9.65                22.09                   2                21.00
                          --------------------                                          --------------------
                                 4,453                                                         2,969
                          ====================                                          ====================


         (c)      Warrants

     During the years ended September 30, 1994, 1995 and 1996, and the three months ended December 31, 1996, the Company's warrant activity was as follows:

                  (i) During the year ended September 30, 1993, the Company issued to WWCDI bonus warrants to purchase 6,680 Holdings-Canada common shares at an exercise price of $7.50. At September 30, 1994, all of these warrants had been exercised for $50,100.

                  (ii) During the year ended  September  30,  1993,  the Company issued to a debt holder warrants to purchase 17,067, 3,255 and 11,039 common shares at exercise prices of $6.56, $7.38 and $7.88, respectively. During the year ended September 30, 1994, 17,067 warrants were exercised for proceeds of $111,960. In addition, during the year ended September 30, 1994, the Company issued to the same debt holder additional warrants to purchase 1,989, 15,260 and 3,665 common shares of Holdings-Canada at $21.51, $20.01 and $11.80 per share, exercisable on or before November 10, 1998, March 24, 1999, and July 8, 1999, respectively. An additional 7,725 warrants were issued on July 10, 1995 at an exercise price of $14.50, which expire on July 9, 2000. Also issued on July 10, 1995 were 60,000 additional warrants to an affiliate of the debt holder at an exercise price of $14.50, which expire on July 9, 2000. During the three-month period ended December 31, 1996, 1,231 of the $7.38 warrants, 4,456 of the $7.88 warrants and 2,215 of the $11.80 warrants were canceled. Total warrants outstanding held by the debt holder and affiliates were 95,031 at December 31, 1996.

                  (iii) During the year ended September 30, 1994, the Company issued to two financial advisors warrants to purchase 75,000 and 200,000 common shares of Holdings-Canada. These warrants have an exercise price of $7.94 and $18.00 and are exercisable for two- and five- year periods, respectively. During the years ended September 30, 1995 and 1996, 74,335 and 665 of the 75,000 warrants were exercised for proceeds of $590,035 and $5,278, respectively. During the three-month period ended December 31, 1996, 100,000 of the 200,000 warrants were exercised for proceeds of $1.8 million. At December 31, 1996, 100,000 warrants remained outstanding.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


                  (iv) Pursuant to a private placement during the year ended September 30, 1992, the Company issued to William W. Becker, a former director of the Company, warrants to purchase 600,000 common shares of Holdings-Canada at exercise prices of $5.65 and $6.51 on or before February 11, 1993 and 1994, respectively. During the year ended September 30, 1994, these warrants were exercised for proceeds of approximately $3.8 million.

                  (v) Pursuant to a private placement of the Redeemable Preferred Stock and the interim financing arrangement during the year ended September 30, 1995, the Company issued 1,895,000 Series A Warrants and 1,375,000 Series B Warrants to purchase an equal number of common shares of Holdings-Canada. The exercise prices are $7.94 and $8.73, respectively, and the warrants expire on July 14, 2000. None of the warrants had been exercised as of September 30, 1995. During the year ended September 30, 1996, the Company repurchased 458,333 each of the Series A and Series B Warrants for $3.21 and $2.52, respectively (see note 8). In addition, 1,853,334 warrants were exercised in June 1996 through a cashless exercise in which 1,271,651 Holdings-Canada common shares were issued. As of December 31, 1996, 250,000 Series A Warrants and 250,000 Series B Warrants remain outstanding.

                  (vi) In connection with the 1995 Private Offering, the Company issued 1,928,190 warrants to purchase an equal number of common shares of Holdings-Canada. The warrants are exercisable beginning August 8, 1996 at $12.51 per share and expire on August 6, 2005. As of December 31, 1996, all of these warrants remain outstanding.

     The following table summarizes warrant activity for the three years ended September 30, 1996 and the three months ended December 31, 1996:

                                                                    Outstanding                    Price
                                                                      warrants                      range
                                                               ------------------------     -----------------------
                                                                   (in thousands)
                Outstanding, October 1, 1993                              689                  $5.65   -     7.88
                Granted                                                   296                   7.94   -    21.51
                Exercised                                                (675)                  5.96   -     7.50
                                                               ------------------------
                Outstanding, September 30, 1994                           310                   7.38   -    21.51
                Granted                                                 5,266                   7.94   -    14.50
                Exercised                                                 (74)                  7.94   -     7.94
                                                               ------------------------
                Outstanding, September 30, 1995                         5,502                   7.38   -    21.51
                Repurchased                                              (917)                  2.52   -     3.21
                Exercised                                              (1,854)                  7.94   -     8.73
                                                               ------------------------

                Outstanding, September 30, 1996                         2,731                   7.38   -    21.51
                Canceled                                                   (8)                  7.38   -    11.80
                Exercised                                                (100)                      18.00
                                                                                                    18.00
                                                               ------------------------

                Outstanding, December 31, 1996                          2,623                   7.38   -    21.51
                                                               ========================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     The warrants outstanding expire on the following dates as of December 31, 1996:

                                                                    Outstanding                    Exercise
                Expiration date                                       warrants                       price
                                                               ------------------------     ------------------------
                                                                   (in thousands)
                June 18, 1998                                               2                      $    7.38
                July 16, 1998                                               7                           7.88
                November 10, 1998                                           2                          21.51
                December 17, 1998                                         100                          18.00
                March 24, 1999                                             15                          20.01
                July 8, 1999                                                1                          11.80
                July 9, 2000                                               68                          14.50
                July 14, 2000                                             250                           7.94
                July 14, 2000                                             250                           8.73
                August 6, 2005                                          1,928                          12.51
                                                               ========================
                                                                        2,623

                                                               =================

(13)     Sale of Teleports

     In December 1995, the Company received approximately $21.1 million as partial payment for the sale of four of its teleports and certain related assets, and entered into a management agreement with the purchaser whereby the purchaser assumed control of the teleport operations. Upon approval of the transaction by the Federal Communications Commission ("FCC"), the Company completed the sale in March 1996 and received an additional $0.4 million due to certain closing adjustments, for total proceeds of $21.5 million. The Company recognized a loss of approximately $1.1 million on the sale. Revenue associated with these operations was approximately $5.9 million, $9.1 million and $2.5 million for fiscal years ended September 30, 1994, 1995 and 1996, respectively. The Company has reported results of operations from these assets through December 31, 1995.

(14)     Commitments and Contingencies

         (a)      Network Construction

     In November 1995, the Company signed an agreement with City Public Service of San Antonio ("CPS") to license excess fiber optic facilities on a new 300-mile fiber network being built by the municipally-owned electric and gas utility to provide for its communications needs in the greater metropolitan area. Pursuant to this agreement, the Company has provided a $12.0 million irrevocable letter of credit to secure payment of the Company's portion of the construction costs. The letter of credit is secured by cash collateral of $13.3 million.

     The legal ability of CPS, as a municipally-owned utility, to enter into this contract with the Company has been challenged by SBC Communications, Inc. ("SBC") before the San Antonio City Council as being in violation of a May 1995 Texas state law. The Company has filed a petition with the FCC requesting a declaratory ruling that the federal Telecommunications Act of 1996 preempts the Texas state law to the extent that it precludes implementation of the agreement between CPS and the Company, and has also filed a declaratory ruling request with a Texas state court. Both of these actions are pending. The Company has also filed a civil suit against SBC, and the Company's appeal of a dismissal of that suit is also pending.

     In February 1996, the Company entered into a 20-year agreement with WorldCom, Inc. ("WorldCom"), under which the Company will pay approximately $8.8 million for the right to use fiber along a 330-mile fiber optic network in Ohio. The network is being constructed by WorldCom in conjunction with the Company. An aggregate of approximately $2.7 million has been paid by the Company through December 31, 1996, with the balance due upon the completion of specified segments of the network.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


     In March 1996, the Company and Southern California Edison Company ("SCE") jointly entered into a 25-year agreement under which the Company will lease 1,258 miles of fiber optic cable in Southern California, and can install up to 500 additional miles of fiber optic cable. This network, which will be maintained and operated primarily by the Company, stretches from Los Angeles to San Diego. Under the terms of this agreement, SCE will be entitled to receive an annual fee for ten years, certain fixed quarterly payments, including a quarterly payment equal to a percentage of certain network revenue, and certain other installation and fiber connection fees. The aggregate fixed payments remaining under this 25-year agreement totaled approximately $149.4 million at December 31, 1996. The agreement has been accounted for as a capital lease in the accompanying consolidated balance sheets at December 31, 1996.

     In March 1996, the Company entered into a long-term agreement with a subsidiary of The Southern Company ("Southern") and Alabama Power Company ("Alabama Power") for the right to use 22 miles of existing fiber and 122 miles of additional Alabama Power rights of way and facilities to reach the three major business centers in Birmingham. Southern will, in conjunction with the Company, construct the network and provide maintenance services with respect to the fiber installed. Southern also will provide consulting services to the Company relating to the build-out of the network and potential enhancements to the Company's products and services.

     Under the agreement, the Company also is required to pay Southern a quarterly fee based on specified percentages of the Company's revenue for services provided through this network. The Company's estimated costs to complete the network are approximately $4.0 million, which are expected to be incurred during 1997.

     In July 1996, the Company entered into a 20-year agreement with subsidiaries of American Electric Power ("AEP") to jointly build a 45-mile network addition in metropolitan Columbus, plus a 138-mile long-haul link to Canton, Ohio. The Company's estimated costs to complete the construction are approximately $4.7 million, which are expected to be incurred during 1997.

         (b)      Company Headquarters

     The Company has acquired property for its new headquarters and has commenced construction of an office building that the Company expects will accommodate all of the Company's Colorado operations. The total cost of the project is expected to be approximately $44.0 million, of which $9.4 million had been incurred as of December 31, 1996 and is included in construction in progress. The Company is currently negotiating financing arrangements under which the Company will lease the office space under a long-term operating lease, and expects an agreement to be reached in the near future.

         (c)      Purchase Commitments

     The Company has entered into various equipment purchase agreements with certain of its vendors. Under these agreements, if the Company does not meet a minimum purchase level in any given year, the vendor may discontinue for that year certain discounts, allowances and incentives otherwise provided to the Company. In addition, the agreements may be terminated by either the Company or the vendor upon prior written notice.

     In December 1996, the Company entered into an equipment and software licensing agreement with Northern Telecom, Inc. under which the Company has agreed to purchase $100.0 million of telecommunications equipment and software over the next three years.

     In September 1996, the Company entered into a 30-year agreement and two indefeasible rights of use ("IRU") agreements with the Los Angeles Department of Water and Power ("LADWP") for 105 miles of fiber optic capacity throughout downtown Los Angeles, Century City, West Los Angeles, Mid-Wilshire and Sherman Oaks. The agreements were subject to acceptance testing and, in January 1997, the Company paid approximately $17.5 million upon the inception of the agreements. The amount paid was included in construction in progress and current portion of capital lease obligations in the accompanying consolidated balance sheets at December 31, 1996.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     In addition to the above, the Company has entered into certain commitments to purchase assets with an aggregate purchase price of approximately $34.0 million at December 31, 1996.

         (d)      Leases

     The Company leases office space and equipment under non-cancelable operating leases. Lease expense for the years ended September 30, 1994, 1995 and 1996, and the three months ended December 31, 1996, was approximately $1.3 million, $2.8 million, $5.1 million and $1.3 million, respectively. Estimated future minimum lease payments for the years subsequent to December 31, 1996 are (in thousands):

     Due within:
         One year             $           5,592
         Two years                        4,368
         Three years                      3,049
         Four years                       2,112
         Five years                       1,369
         Thereafter                       4,721
                           ======================
                               $         21,211
                           ======================

         (e)      Litigation

     The Company is a party to certain litigation which has arisen in the ordinary course of business. In the opinion of management and legal counsel, the ultimate resolution of these matters will not have a significant effect on the financial condition of the Company.

(15)     Income Taxes

         Income tax expense (benefit) for the year ended September 30, 1996 is as follows (in thousands):

                                                            Year ended
                                                       September 30, 1996
                                                  -----------------------------

                 Current income tax expense                $       198
                 Deferred income tax benefit                    (5,329)
                                              ---------------------------------
                        Total                                $  (5,131)
                                              =================================

     Current income tax expense for the year ended September 30, 1996 represents state income tax relating to operations of companies in states requiring separate entity tax returns. Accordingly, these entities' taxable income cannot be offset by the Company's net operating loss carryforwards. No income tax expense or benefit was recorded in fiscal 1994, fiscal 1995 or the three months ended December 31, 1996.

     Income tax expense (benefit) differs from the amounts computed by applying the U.S. federal income tax rate to loss before income taxes primarily because the Company has not recognized the income tax benefit of certain of its net operating loss carryforwards and other deferred tax assets due to the uncertainty of realization.

     During the year ended September 30, 1996, the deferred tax liability was adjusted for the effects of certain changes in estimated lives of property and equipment as discussed in note 2 (f). As a result, the Company recognized an income tax benefit of $5.3 million.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1995 and 1996, and December 31, 1996 are as follows:

                                                                                September 30,                 December 31,
                                                                      ----------------------------------
                                                                            1995              1996                1996
                                                                      -----------------   --------------   --------------------
                                                                                           (in thousands)
        Deferred income tax liabilities:
            Property and equipment, due to excess
               purchase price of tangible assets and
               differences in depreciation for book and
        tax purposes                                                    $       14,935        15,011              14,106
                                                                      -----------------   --------------  ---------------------

        Deferred income tax assets:
            Net operating loss carryforwards                                   (37,695)      (54,197)            (68,740)
            Accrued interest on high yield debt obligations
        deductible when paid                                                         -       (26,800)            (32,873)
            Accrued expenses not currently deductible for
        tax purposes                                                                 -        (4,351)             (2,031)
            Less valuation allowance                                            28,462        70,337              89,538
                                                                      -----------------   --------------  ---------------------
            Net deferred income tax asset                                       (9,233)      (15,011)            (14,106)
                                                                      -----------------   --------------  ---------------------
            Net deferred income tax liability                          $         5,702             -                    -

                                                                      ==========
     As of December 31, 1996, the Company has net operating losses ("NOLs") of approximately $171.9 million for U.S. tax purposes which expire in varying amounts through 2011. However, due to the provisions of Section 382, Section 1502 and certain other provisions of the Internal Revenue Code (the "Code"), the utilization of these NOLs will be limited. The Company is also subject to certain state income tax laws, which will also limit the utilization of NOLs.

     The net deferred tax asset related to the Company's NOL carryforwards represents the portion of the NOLs that the Company estimates will be utilized to reduce future taxable income resulting from the reversal of temporary differences. A valuation allowance has been provided for the remainder of the deferred tax asset relating to the NOLs, as management cannot determine when the Company will generate future taxable income.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


(16)     Employee Benefit Plans

     The Company has established salary reduction savings plans under Section 401(k) of the Code which the Company administers for participating employees. All full-time employees are covered under the plan after meeting minimum service and age requirements. The Company contributes a matching contribution of its Common Stock (up to 6% of annual salary) which totaled approximately $0.3 million, $0.5 million, $1.2 million and $0.5 million during the years ended September 30, 1994, 1995 and 1996, and the three months ended December 31, 1996, respectively.

(17)     Significant Customer

     During the year ended September 30, 1995, the Company had revenue from a single customer which comprised 11% of total revenue and accounts receivable which comprised 8% of the total accounts receivable balance at September 30, 1995. There were no customers which accounted for greater than 10% of revenue or accounts receivable as of, or for the years ended September 30, 1994 and 1996, or for the three months ended December 31, 1996.

(18)     Summarized Financial Information of ICG Holdings, Inc.

     As discussed in note 8(a) and (b), the 12 1/2% Notes and 13 1/2% Notes issued by Holdings during 1996 and 1995, respectively, are guaranteed by ICG and Holdings-Canada. The separate complete financial statements of Holdings have not been included herein because such disclosure is not considered to be material to the holders of the 12 1/2% Notes and 13 1/2% Notes. However, summarized combined financial information for Holdings and subsidiaries and affiliates as of September 30, 1995 and 1996, and December 31, 1996 and for the years ended September 30, 1994, 1995 and 1996, and for the three months ended December 31, 1996 is as follows:

                Summarized Consolidated Balance Sheet Information

                                                                          September 30,                      December 31,
                                                         ---------------------------------------------
                                                                 1995                    1996                    1996
                                                         ---------------------   ---------------------   ---------------------
                                                                                    (in thousands)

          Current assets                                  $         309,208                 506,150               449,059
          Property and equipment, net                               201,983                 336,137               403,932
          Other non-current assets, net                              66,737                  94,046                88,183
          Current liabilities                                        60,036                  59,963                87,423
          Long-term debt, less current portion                      304,666                 668,498               690,293
          Due to parent                                             238,282                   8,595                11,485
          Other long-term liabilities                                37,214                  76,469                73,113
          Preferred stock                                            14,986                 153,318               159,120
          Stockholders' deficit                                     (77,256)                (30,510)              (80,260)



ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------



    Summarized Consolidated and Combined Statement of Operations Information (a)

                                                                                                             Three months
                                                                                                                  ended
                                                                         Years ended September 30,            December 31,
                                                       ---------------------------------------------------
                                                             1994            1995              1996                1996
                                                       --------------   --------------   -----------------   -----------------
                                                                                   (in thousands)
           Total revenue                                 $   58,995           111,610            169,094            56,956
           Total operating costs
                and expenses                                 72,509           157,384            238,908            83,934
           Operating loss                                   (13,514)          (45,774)           (69,814)          (26,978)
           Net loss                                         (15,194)          (68,760)          (172,687)          (49,750)

         (a) The 1994 amounts include FOTI and its subsidiaries which was 51% owned by Holdings-Canada. Holdings-Canada's 51% interest in FOTI was contributed to Holdings effective in February 1995 (the remaining 49% was purchased in January 1996) and, accordingly, FOTI's operations have been included in the consolidated amounts subsequent to that date.

 (19)     Condensed Financial Information of ICG Holdings (Canada), Inc.

         Condensed financial information for Holdings-Canada only as of September 30, 1995 and 1996, and December 31, 1996 and for the years ended September 30, 1994, 1995 and 1996 and for three months ended December 31, 1996 is as follows:




                       Condensed Balance Sheet Information

                                                                        September 30,                         December 31,
                                                         --------------------------------------------
                                                                1995                     1996                     1996
                                                         --------------------     -------------------     ----------------------
                                                                                     (in thousands)
          Current assets                                 $           249                     177                      165
          Advances to subsidiaries                               238,282                   8,595                   11,485
          Property and equipment, net                                 21                       -                        -
          Other non-current assets, net                            5,355                   2,841                    2,793
          Current liabilities                                        332                     200                      199
          Long-term debt, less current portion                    74,434                     491                       65
          Due to parent                                                -                     453                    1,566
          Share of losses of subsidiary                           77,256                  30,510                   80,260
          Shareholders' equity (deficit)                          91,885                 (20,041)                 (67,647)


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------


                  Condensed Statement of Operations Information

                                                                                                               months ended
                                                                  Years ended September 30,                    December 31,
                                                    ------------------------------------------------------
                                                            1994              1995              1996                1996
                                                    -------------------  ---------------  ----------------   -------------------
                                                                                  (in thousands)
         Total revenue                               $           -                  -                 -                -
         Total operating costs and expenses                  1,024              1,309             3,438               73
         Operating loss                                     (1,024)            (1,309)           (3,438)             (73)
         Losses from subsidiaries                          (15,194)           (68,760)         (172,687)         (49,750)
         Net loss attributable to common
         shareholders                                      (23,868)           (76,648)         (184,107)         (49,823)

     (20) Condensed Financial Information of ICG Communications, Inc. (Parent company)

      The sole asset of ICG is its investment in Holdings-Canada. ICG has no operations other than those of Holdings-Canada and its subsidiaries.
                                      A-53

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
September 30, 1995 and 1996, and December 31, 1996
--------------------------------------------------------------------------------



MARKET FOR  REGISTRANT'S  COMMON EQUITY AND RELATED  STOCKHOLDER  MATTERS

     ICG Common Stock,  $.01 par value per share,  has been listed on the Nasdaq
National  Market  System  ("Nasdaq  NMS")  since March 25, 1997 under the symbol
"ICGX." From August 5, 1996 through March 24, 1997, ICG Common Stock was listed on the American Stock Exchange ("AMEX") under the symbol "ICG." Prior to August
5, 1996, Holdings-Canada's Common Shares had been listed on the AMEX under the symbol "ITR" from January 14, 1993 through February 28, 1996, and under the symbol "ICG" thereafter through August 2, 1996. Holdings-Canada Common Shares ceased trading on the AMEX at the close of trading on August 2, 1996.

     Holdings-Canada  Class A Common Shares,  which were listed on the Vancouver
Stock Exchange ("VSE") under the symbol "IHC.A", ceased trading on the VSE at the close of trading on March 12, 1997.

     The following table sets forth, for the fiscal periods indicated, the high and low sale prices of the Common Shares as reported on the AMEX through August
2, 1996, and the VSE through March 12, 1997, and the high and low sales prices of the Common Stock as reported on (i) the AMEX from August 5, 1996 through March 24, 1997 and (ii) the Nasdaq NMS from March 25, 1997 through the date indicated below. The table also sets forth the average of the monetary exchange rates on the last day of each such fiscal period.


                                                     American Stock Exchange/
                                                                                               Vancouver
                                                    Nasdaq National Market(1)                   Stock                     Exchange
                                                                                              Exchange (1)                   Rate
                                                    ---------------------------     ---------------------------------
                                                       High            Low              High               Low              (C$/$)
                                                    -----------    ------------     -------------    ----------------   -----------
Fiscal Year Ended September 30, 1995
    First Quarter                                     $  17.88       $   12.38      C$     33.50     C$     18.50             1.38
    Second Quarter                                       14.13            9.38             19.75            17.38             1.40
    Third Quarter                                        13.25            6.63             18.00            18.00             1.36
    Fourth Quarter                                       14.00            8.00                 -                -             1.34


Fiscal Year Ended September 30, 1996
    First Quarter                                     $  12.75      $     8.63      C$         -     C$         -             1.36
    Second Quarter                                       17.88           10.25                 -                -             1.37
    Third Quarter                                        27.38           17.13             17.50            17.50             1.36
    Fourth Quarter                                       25.88           19.13                 -                -             1.36

Three Months Ended December 31, 1996 (2)              $  22.25       $   14.00      C$     28.35     C$     28.35             1.37

Fiscal Year Ended December 31, 1997 (2)
    First Quarter                                     $ 18.13        $   10.38      C$         -     C$         -             1.38
    Second Quarter (through May 12, 1997)               15.63             8.63                NA               NA               NA

----------------

(1) Effective at the close of trading on August 2, 1996, Holdings-Canada's Common Shares ceased trading on the AMEX and the Common Stock commenced trading on the AMEX on August 5, 1996. Effective March 25, 1997, the Common Stock commenced trading on the Nasdaq NMS and ceased trading on the AMEX. The Common Stock has never traded on the VSE. The Class A Common Shares traded on the VSE through March 12, 1997 and all information reported on the above table from August 5, 1996 through March 12, 1997 with respect to the VSE relates only to the Class A Common Shares.

     (2) The Company has changed its fiscal year end to December 31 from September 30, effective January 1, 1997.

     On May 12, 1997, the last reported sale price for the Common Stock on the Nasdaq NMS was $15.25 per share. On May 12, 1997, there were 31,804,671 shares of Common Stock outstanding and 106 holders of record.

     The Company has never declared or paid dividends on the Common Stock and does not intend to pay cash dividends on the Common Stock in the foreseeable future. ICG intends to retain future earnings, if any, to finance the development and expansion of its business. In addition, the payment of any dividends on the Common Stock is effectively prohibited by the restrictions contained in the Company's indentures and in the Second Amended and Restated Articles of Incorporation of Holdings, which prohibits Holdings from making any material payment to the Company. Certain of the Company's debt facilities contain covenants which also may restrict the Company's ability to pay cash dividends.

     The Company did not make any sales of unregistered securities during fiscal 1996 or the three months ended December 31, 1996.
                                      A-54





                                  JUNE 17, 1997

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        COMMUNICATIONS, INC.,


     The undersigned stockholder of ICGa Delaware orporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 16, 1997, and hereby constitutes and appoints J. Shelby Bryan and James D. Grenfell, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, on June 17, 1997, at 9:00 A.M., local time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:
                                      A-55


[X]  PLEASE MARK YOUR



         VOTES AS IN THIS

         EXAMPLE.
                     FOR ALL NOMINEES              WITHOLD
                     LISTED BELOW (EXCEPT AS       AUTHORITY TO VOTE
                     AS MARKED TO THE CONTRARY)    FOR NOMINEES BELOW

                         [_]                              [_]



1. Election of Directors
      NOMINEES:  Kathryn Proffitt Haycock, Harry R. Herbst






Instruction: To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.

--------------------------------------------------------------------------------

                                                 FOR        AGAINST      ABSTAIN
2. Ratification
   of the appointment of KPMG                    [_]          [_]          [_]
   Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1997.

3. Transaction of such other business as may properly come before the Meeting nd any adjournments thereof.

          The proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the two named individuals as directors, the ratification of the appointment of the independent auditors and the transaction of such other business as may properly come before the Meeting.

 PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

PLEASE CHECK HERE IF YOU PLAN TO
ATTEND THE ANNUAL MEETING OF
STOCKHOLDERS AT 9:00 A.M. ON
JUNE 17, 1997.                [_]


Signature ____________ Date _____ Signature______________________Date _____
                                           Signature if held jointly

NOTE:Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.






